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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Convertible Senior Notes due 2018	$230,000,000	$31,372.00

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-186157

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell the notes and it is not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 23, 2013

Preliminary prospectus supplement
To Prospectus dated January 23, 2013

Auxilium Pharmaceuticals, Inc.

$200,000,000
             % Convertible Senior Notes due 2018
Interest payable January 15 and July 15

            We are offering $200,000,000 principal amount of our         % Convertible Senior Notes due 2018. The notes will bear interest at a rate of         % per year, payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2013. The notes will mature on July 15, 2018.

            Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding January 15, 2018 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2013 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the "measurement period") in which the trading price (as defined below) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after January 15, 2018 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

            The conversion rate will initially be                          shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $             per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances.

            We may not redeem the notes prior to the maturity date, and no sinking fund is provided for the notes.

            If we undergo a fundamental change, holders may require us to purchase for cash all or part of their notes at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date.

            The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes, will rank equal in right of payment to any of our unsecured indebtedness that is not so subordinated, will rank effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness and will rank structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

            We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on The NASDAQ Global Select Market under the symbol "AUXL". The last reported sale price of our common stock on The NASDAQ Global Select Market on January 22, 2013 was $18.54 per share.

            Investing in the notes involves a high degree of risk. See "Risk Factors" beginning on page S-12 of this prospectus supplement and page 5 of the accompanying prospectus for a discussion of certain risks that you should consider in connection with an investment in the notes.

		Per Note		Total
Public offering price(1)	$		$
Underwriting discounts and commissions	$		$
Proceeds, before expenses, to us	$		$

(1)
Plus accrued interest, if any, from January     , 2013.

            We have granted the underwriters the right to purchase, exercisable within a 30-day period beginning on, and including, the date of this prospectus supplement, up to an additional $30,000,000 principal amount of notes.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about January     , 2013.

Joint Book-Running Managers
Goldman, Sachs & Co.	J.P. Morgan
Co-Managers
Cowen and Company	RBC Capital Markets

January     , 2013

          You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free-writing prospectus filed by us with the Securities and Exchange Commission (the "SEC"). We have not, and the underwriters have not, authorized anyone to provide you with different information. No offer of the notes is being made in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus

S-i

supplement, the accompanying prospectus or any free-writing prospectus filed by us with the SEC is accurate as of any date other than the date of the applicable document. Our businesses, financial condition, results of operations, liquidity, cash flows and prospects might have changed since those dates.

          The distribution of this prospectus supplement, the accompanying prospectus and such free writing prospectus and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement, the accompanying prospectus and such free writing prospectus may only be used where it is legal to sell these securities. This prospectus supplement, the accompanying prospectus and such free writing prospectus do not constitute an offer, or an invitation on our behalf or on behalf of the underwriters or any of them, to subscribe to or purchase any of the notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

          This document consists of two parts: The first part is this prospectus supplement, which describes the specific terms of this offering, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

          If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus include important information about us, the notes, this offering, and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional documents referred to under the headings "Where You Can Find More Information" and "Documents Incorporated by Reference" before investing in the notes.

          Unless otherwise specifically indicated, all indebtedness amounts specified in this prospectus supplement reflect the face amount payable at maturity of the notes, which will differ from the amount for this indebtedness that will be recorded in our financial statements due to the discount required under generally accepted accounting principles ("GAAP") in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 470-20 ("ASC 470-20").

FORWARD LOOKING STATEMENTS

          Certain statements in this prospectus supplement and the accompanying prospectus, or incorporated by reference in this prospectus supplement and the accompanying prospectus, are forward-looking statements within the meaning of the federal securities laws, including statements made with respect to our strategy, progress and timing of development programs and related trials, the efficacy of our product candidates, the commercial benefits available to us as a result of our agreements with third parties, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may", "will", "should", "would", "expect", "intend", "plan", "anticipate", "believe", "estimate", "predict", "potential", "seem", "seek", "future", "continue", or "appear" or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Although forward-looking statements are based on our current plans or assessments that are believed to be reasonable as of the date of this prospectus, they inherently involve certain risks and uncertainties. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed herein under "Risk Factors" and the following:

  •
  the commercial success in the United States ("U.S.") of XIAFLEX® (collagenase clostridium histolyticum) for the treatment of adult Dupuytren's contracture (Dupuytren's) patients with a palpable cord;

  •
  the success of the launch in the European Union ("EU") of XIAPEX® (EU tradename for collagenase clostridium histolyticum) for Dupuytren's and Peyronie's disease;

  •
  the successful transition of the rights to XIAPEX from Pfizer Inc. ("Pfizer") upon the termination of our agreement with Pfizer, effective April 24, 2013;

S-iii

  •
  the success of the development and commercialization in Australia, Brazil, Canada, Mexico and Japan of XIAFLEX;

  •
  achieving greater market acceptance of XIAFLEX by physicians and patients;

  •
  obtaining and maintaining third-party payor coverage and reimbursement for XIAFLEX, Testim® and our product candidates;

  •
  obtaining approval from the U.S. Food and Drug Administration ("FDA") for our supplemental Biologics License Application ("sBLA") for XIAFLEX for the treatment of Peyronie's disease;

  •
  our ability to demonstrate to the satisfaction of the FDA that XIAFLEX for the treatment of Peyronie's disease is safe and effective;

  •
  the size of addressable markets for our products and product candidates;

  •
  maximizing revenues of Testim and XIAFLEX in the currently approved indications;

  •
  competing effectively with other Testosterone Replacement Therapy ("TRT") products, including potential generic competition;

  •
  growth in sales of Testim;

  •
  growth of the overall TRT market;

  •
  the amount of resources our competitors devote to consumer awareness, advertising, promotional and other activities that drive the growth of the gel segment of the TRT market;

  •
  the ability to manufacture or have manufactured XIAFLEX, Testim and other product candidates in commercial quantities at reasonable costs and compete successfully against other products and companies;

  •
  the ability to leverage our investment in our sales force, as well as our expertise in clinical development and regulatory strategy, with the addition of new products;

  •
  the availability of and ability to obtain additional funds through public or private offerings of debt or equity securities;

  •
  obtaining and maintaining all necessary patents or licenses;

  •
  purchasing ingredients and supplies necessary to manufacture XIAFLEX, Testim and our product candidates at terms acceptable to us;

  •
  the costs associated with acquiring and the ability to acquire additional product candidates or approved products;

  •
  the ability to enroll patients in clinical trials for XIAFLEX in the expected timeframes;

  •
  the ability to obtain authorization from FDA or other regulatory authority to initiate clinical trials of XIAFLEX within the expected timeframes;

  •
  the ability to deliver on our current pipeline;

  •
  the ability to build out our business and development pipeline in specialty therapeutic areas through corporate development and licensing activities;

  •
  demonstrating the safety and efficacy of product candidates at each stage of development;

  •
  results of clinical trials;

S-iv

  •
  meeting applicable regulatory standards, filing for and receiving required regulatory approvals;

  •
  complying with the terms of our licenses and other agreements;

  •
  changes in industry practice;

  •
  changes in the markets for, acceptance by the medical community of, and exclusivity protection for, our products and product candidates as a result of the Patient Protection and Affordable Care Act and the associated reconciliation bill or any amendments thereto or any full or partial repeal thereof; and

  •
  one-time events.

          Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results, performance, achievements and prospects may be materially different from what we expect. These forward-looking statements represent our estimates and assumptions only as of the respective dates of this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement and the accompanying prospectus. Except for our ongoing obligations to disclose material information under the federal securities laws, we are not obligated to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

S-v

SUMMARY

          This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus includes or incorporates by reference information about the securities we are offering as well as information regarding our business and detailed financial data. You should read this prospectus supplement and the accompanying prospectus and any information incorporated by reference herein in its entirety.

Company Overview

          We are a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences. We are a fully integrated company and had approximately 524 employees as of September 30, 2012, including approximately 298 employees in our commercial organizations, approximately 116 employees in manufacturing and quality, approximately 59 employees in research and development and approximately 51 employees in administrative support.

          We reported net revenues in the third quarter of 2012 of $71.0 million, an increase of 6% over the $66.7 million reported in the third quarter of 2011. We reported a net loss of ($10.5) million, or ($0.21) per share, compared to a net loss of ($4.1) million, or ($.08) per share, reported for the third quarter of 2011. As of September 30, 2012, we had $173.5 million in cash, cash equivalents and short-term investments and no debt.

          We currently market two products: Testim® testosterone gel and XIAFLEX® (collagenase clostridium histolyticum). Testim is a proprietary, topical 1% testosterone once-a-day gel indicated for the treatment of hypogonadism. Hypogonadism is defined as reduced or absent secretion of testosterone which can lead to symptoms such as low energy, loss of libido, adverse changes in body composition, irritability and poor concentration. XIAFLEX is a proprietary, injectable collagenase enzyme approved by the FDA for the treatment of Dupuytren's contracture ("Dupuytren's") in adult patients with a palpable cord.

          Testim is approved in the U.S., Canada and much of Europe for the treatment of hypogonadism. We commercialize Testim in the U.S., while Ferring International Center S.A. and Paladin Labs Inc. market Testim on our behalf in certain European countries and Canada, respectively. Testim worldwide net revenues for 2011 were $207.9 million, an 8% increase over the $193.0 million recorded in 2010. We commercialize Testim in the U.S., and, commencing in July 2012, GlaxoSmithKline LLC ("GSK") also markets Testim in the U.S. pursuant to a co-promotion agreement we and GSK entered into in May 2012. Testim represents an attractive and profitable revenue platform in the TRT market in the U.S. which was $1.6 billion in 2011 and exhibited growth of 24% as more large pharmaceutical companies launched products to this underserved market. The once daily gel segment of the TRT market in which Testim competes has experienced a 27% compound annual growth rate since 2007, and represents 88% or $1.4 billion of the total U.S. TRT market. The growth of the once daily gel segment is, however, not linear on a quarterly basis, with market expansion occurring sporadically on a quarterly basis. Total prescriptions in the once daily gel segment of the TRT market in 2011 only grew 15.4% from 2010. Prior to the GSK co-promotion arrangement, our sales force focused on approximately 13% of the approximately 165,000 physicians in the U.S. who prescribe TRT products, which physicians are responsible for roughly one-half of all gel TRT prescriptions. With GSK having recently commenced marketing Testim in the U.S. in July 2012, we believe that the combined efforts of our and GSK's respective sales forces will focus on 24% of the approximately 165,000 physicians in the U.S. who prescribe TRT products, which physicians are responsible for approximately 80% of all gel TRT prescriptions.

          Dupuytren's is a condition that affects the connective tissue that lies beneath the skin in the palm. As the disease progresses, the collagen deposits form a cord that stretches from the palm of the hand to the base of the finger. Once this cord develops, the patient's fingers contract and the function of the hand is impaired. Prior to approval of XIAFLEX, surgery was the only effective treatment. We launched XIAFLEX for the treatment of Dupuytren's in the U.S. in March 2010, and currently field a sales force covering 62 territories and 20 reimbursement specialists. They are supported by a group of eight medical scientists.

          On December 27, 2012, the FDA accepted for filing and granted standard review status to our sBLA for XIAFLEX for the treatment of Peyronie's disease. The FDA has notified us that it is not presently planning to take this application to an Advisory Committee meeting. Under the Prescription Drug User Fee Act (PDUFA), the FDA is expected to take action on this application by September 6, 2013. We have been partnered with Pfizer for development and commercialization of XIAPEX® (EU tradename for XIAFLEX) for Dupuytren's and Peyronie's disease ("Peyronie's") in Europe and certain Eurasian countries. On November 6, 2012, we and Pfizer mutually terminated this arrangement, effective April 24, 2013. We have partnered with Asahi Kasei Pharma Corporation for development and commercialization of XIAFLEX for Dupuytren's and Peyronie's in Japan. We have also partnered with Actelion Pharmaceuticals Ltd. ("Actelion") for development and commercialization of XIAFLEX for Dupuytren's and Peyronie's in Australia, Brazil, Canada and Mexico. In July 2012, we were granted a Notice of Compliance (approval) by Health Canada for XIAFLEX for the treatment of Dupuytren's contracture in adults with a palpable cord in Canada. Actelion expects to make XIAFLEX available to patients in Canada in the first half of 2013.

          We are seeking a partner or partners for development and commercialization in the rest of the world. U.S. XIAFLEX net revenues increased to $13.2 million compared to $10.3 million for the same 2011 period. Worldwide net revenues for XIAFLEX were $15.7 million for the third quarter of 2012, an increase as compared to $13.1 million in the third quarter of 2011. International XIAFLEX net revenues decreased for the third quarter of 2012 from the comparable 2011 period because the third quarter 2011 included cumulative catch-up revenue adjustments aggregating $1.0 million relating to international contract milestones earned in the period. Cumulative catch-up revenue amortization recorded in the third quarter of 2012 was insignificant. Net of catch-up revenue amortization, XIAFLEX international revenues in the third quarter of 2012 increased $0.6 million compared to the third quarter of 2011.

          Our current product pipeline includes:

    Phase III:

    •
    XIAFLEX for the treatment of Peyronie's with top-line data having been reported in the second quarter of 2012 and sBLA having been accepted for filing in December 2012

    Phase IIa:

    •
    XIAFLEX for the treatment of Adhesive Capsulitis with top-line data expected in the first half of 2013

    Phase Ib:

    •
    XIAFLEX for the treatment of edematous fibrosclerotic panniculopathy with top-line data having been reported in the fourth quarter of 2012

          In addition to the above, we exercised our exclusive option under the Second Amended and Restated Development and License Agreement, dated as of August 31, 2011, with BioSpecifics Technologies Corp., Inc. to expand the field of our license for collagenase clostridium histolyticum to include the potential treatment of adult patients with edematous fibrosclerotic panniculopathy, commonly known as cellulite, and have an exclusive option for the exclusive rights to pursue any additional indications for XIAFLEX (other than dermal formulations labeled for topical administration).

          Our vision is to build a rapidly growing, profitable and sustainable biopharmaceutical company. To achieve this vision we plan to:

  •
  maximize revenues of Testim and XIAFLEX in the currently approved indications;

  •
  deliver on our current product pipeline;

  •
  build out our business and development pipeline in specialty therapeutic areas through corporate development and licensing activities; and

  •
  continue our focus on financial discipline.

          In the short term, we plan to focus on excellence in commercial execution with respect to Testim and XIAFLEX for Dupuytren's, bringing additional indications for XIAFLEX to market, and pursuing opportunities for growth through in-licensing or acquisition activities in our current or additional specialty therapeutic areas. We believe that we are well positioned to be a profitable and sustainable specialty biopharmaceutical company by executing on these core strategic initiatives. Although our current sales forces for Testim and XIAFLEX have achieved 2011 U.S. average revenues per employee of approximately $1.4 and $0.7 million, respectively, we believe that we can further leverage these sales forces and our expertise in clinical development and regulatory strategy with the addition of new products. We plan to be opportunistic and nimble with respect to corporate development and licensing opportunities. We will explore opportunities to add marketed products and/or product opportunities that we believe represent a good strategic fit and are fiscally responsible. Although we may seek products that have a therapeutic fit with XIAFLEX or Testim, we believe that the core competencies we have with respect to drug development and commercialization can be applied to a number of other specialty focused therapeutic areas.

Recent Developments

          On November 7, 2012, we announced preliminary revenue guidance for 2012. In connection with such guidance, we announced that, as a result of our and Pfizer's mutual decision to terminate their collaboration agreement for the development, commercialization and supply of XIAPEX® in the European Union (EU) and certain other European and Eurasian countries no later than April 24, 2013, we expected to recognize $94 million of deferred revenue and $9 million of deferred costs in the fourth quarter of 2012. This deferred revenue is reflected in the GAAP revenue guidance and excluded from the Non-GAAP revenue guidance set forth below. We continue to believe that approximately $94 million of deferred revenue and $9 million of deferred costs will be recognized in 2012 as a consequence of the termination of our agreement with Pfizer.

Full Year 2012 Revenue Guidance

	GAAP Guidance		Non-GAAP Guidance
Total Net Revenues	$388-408	*	$294-314	**
Global Testim Revenues	$235-245		$235-245
XIAFLEX:
U.S. Revenues	$52-60		$52-60
Ex-U.S./Contract Revenues	$101-103	*	$7-9	**

Total XIAFLEX	$153-163	*	$59-69	**

*
Includes $94 million of deferred revenue recognition as a consequence of the termination of our collaboration agreement with Pfizer.

**
Excludes $94 million of deferred revenue recognition as a consequence of the termination of our collaboration agreement with Pfizer.

          On January 7, 2013, we provided further guidance that:

          Compared to the GAAP Guidance figures in the table above:

  •
  global net revenues should be slightly below the midpoint of guidance of $388 to $408 million;

  •
  Testim global revenues should be within guidance of $235 to $245 million;

  •
  XIAFLEX U.S. revenues should be below the midpoint of guidance of $52 to $60 million; and

  •
  XIAFLEX Ex-U.S. revenues should be near the upper end of guidance of $101-$103 million.

          Compared to the Non-GAAP Guidance figures in the table above:

  •
  global net revenues should be slightly below the midpoint of guidance of $294 to $314 million;

  •
  Testim global revenues should be within guidance of $235 to $245 million;

  •
  XIAFLEX U.S. revenues should be below the midpoint of guidance of $52 to $60 million; and

  •
  XIAFLEX Ex-U.S. revenues should be near the upper end of guidance of $7 to $9 million.

          This guidance is preliminary and unaudited, and does not present all information necessary for an understanding of our financial condition as of December 31, 2012 and our results of operations for the three months and year ended December 31, 2012. It has been prepared by and is the responsibility of the Company's management. The preliminary estimated results presented above are subject to the completion of our financial closing procedures. Accordingly, these results may change. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to this guidance and does not express an opinion or any other form of assurance with respect thereto.

Corporate Information

          We were incorporated under the laws of the State of Delaware in July 1999 as Auxilium A2, Inc. We changed our name to Auxilium Pharmaceuticals, Inc. in February 2002. Our principal executive offices are located at 640 Lee Road, Chesterbrook, PA 19087. Our telephone number is (484) 321-5900. Our website address is www.auxilium.com. We have enclosed our website address as an inactive textual reference. The information on our website is not a part of this prospectus supplement and the accompanying prospectus.

THE OFFERING

          The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. As used in this section, "we", "our", and "us" refer to Auxilium Pharmaceuticals, Inc. and not to its consolidated subsidiaries.

Issuer	Auxilium Pharmaceuticals, Inc., a Delaware corporation.
Securities
$200,000,000 aggregate principal amount of % Convertible Senior Notes due 2018 (plus up to an additional $30,000,000 principal amount of additional notes to cover sales of the notes that exceed the principal amount specified above).
Maturity	July 15, 2018, unless earlier purchased or converted.
Interest
% per year. Interest will accrue from January , 2013 and will be payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2013. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "Description of Notes — Events of Default".
Conversion rights
Holders may convert their notes at their option prior to the close of business on the business day immediately preceding January 15, 2018 in multiples of $1,000 principal amount, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on March 31, 2013 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" (as defined under "Description of Notes — Conversion Rights — Conversion upon Satisfaction of Trading Price Condition") per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; or

• upon the occurrence of specified corporate events described under "Description of Notes — Conversion Rights — Conversion upon Specified Corporate Events".

On or after January 15, 2018 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

The conversion rate for the notes is initially shares per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $ per share of common stock), subject to adjustment as described in this prospectus supplement.

Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as described herein). See "Description of Notes — Conversion Rights — Settlement upon Conversion".

In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances as described under "Description of Notes — Conversion Rights — Adjustment to Conversion Rate upon Conversion upon a Make-whole Fundamental Change".

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances described under "Description of Notes — Conversion Rights — General". Instead, interest will be deemed to be paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note.
No redemption	We may not redeem the notes prior to the maturity date and no "sinking fund" is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

Fundamental change	If we undergo a "fundamental change" (as defined in this prospectus supplement under "Description of Notes — Fundamental Change Permits Holders to Require Us to Purchase Notes"), subject to certain conditions, holders may require us to purchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change purchase price will be equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date. See "Description of Notes — Fundamental Change Permits Holders to Require Us to Purchase Notes".
Ranking	The notes will be our senior unsecured obligations and will rank:
• senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes;
• equal in right of payment to any of our unsecured indebtedness that is not so subordinated;
• effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
• structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.
After giving effect to this offering, as of September 30, 2012, we would have had $200,000,000 in principal amount of outstanding indebtedness.
The indenture governing the notes does not limit the amount of debt that we or our subsidiaries may incur.
Use of proceeds
We estimate that the proceeds from this offering will be approximately $193.7 million (or $222.9 million if the underwriters exercise their option to purchase additional notes in full), after deducting underwriters' discounts and commissions and estimated offering expenses payable by us. We expect to enter into convertible note hedge transactions with one or more of the underwriters or their respective affiliates ("hedge counterparties"). We also intend to enter into warrant transactions with the hedge counterparties. We intend to use approximately $ million of the net proceeds from this offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to us from the sale of the warrant transactions). We intend to use the remainder of the net proceeds from this offering for general corporate purposes, which may include the acquisition (including by merger, purchase, license or otherwise) of businesses, products, product rights or technologies. See "Use of Proceeds".

If the underwriters exercise their option to purchase additional notes, we may sell additional warrants and use a portion of the net proceeds from the sale of the additional notes, together with the proceeds from the additional warrants, to enter into additional convertible note hedge transactions and for general corporate purposes, which may include the acquisition (including by merger, purchase, license or otherwise) of businesses, products, product rights or technologies.
Book-entry form
The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Absence of a public market for the notes
The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.
Convertible note hedge and warrant transactions
In connection with the pricing of the notes, we expect to enter into convertible note hedge transactions with the hedge counterparties. We also expect to enter into warrant transactions with the hedge counterparties. The convertible note hedge transactions are expected to reduce potential dilution to our common stock and/or offset potential cash payments we are required to make in excess of the principal amount upon any conversion of notes. However, the warrant transactions could separately have a dilutive effect to the extent that the market value per share of our common stock exceeds the applicable strike price of the warrants. If the underwriters exercise their option to purchase additional notes, we may enter into additional convertible note hedge and warrant transactions.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the hedge counterparties or their affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, the hedge counterparties or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that you will receive upon conversion of the notes.

For a discussion of the potential impact of any market or other activity by the hedge counterparties or their affiliates in connection with these convertible note hedge and warrant transactions, see "Risk Factors — Risks Related to the Notes — The Convertible Note Hedge and Warrant Transactions May Affect the Value of the Notes and Our Common Stock" and "Plan of Distribution".
NASDAQ Global Select Market symbol for our common stock	Our common stock is listed on The NASDAQ Global Select Market under the symbol "AUXL".
Trustee, paying agent and conversion agent	Wells Fargo Bank, National Association

SUMMARY CONSOLIDATED FINANCIAL DATA
(In thousands, except share and per share data)

          We derived the summary consolidated financial data for the three years ended December 31, 2011, 2010 and 2009 from our audited consolidated financial statements. Our consolidated statement of comprehensive loss data for 2011, 2010 and 2009 are derived from "Consolidated Statements of Comprehensive Loss" in the base prospectus. Our consolidated balance sheet data as of September 30, 2012 and our consolidated statement of operations data for the nine months ended September 30, 2012 and September 30, 2011, including the consolidated statement of comprehensive loss data for such periods, are derived from our unaudited condensed consolidated financial statements. In the opinion of our management, our unaudited condensed consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair statement of the financial information. Operating results for the nine months ended September 30, 2012 are not necessarily indicative of the results that may be expected for the year ending December 31, 2012. The following information should be read in conjunction with our consolidated financial statements and condensed consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. For more details on how you can obtain our SEC reports and other information, see "Where You Can Find More Information" and "Documents Incorporated by Reference".

	Nine Months Ended September 30,		Years Ended December 31,
	2012	2011	2011	2010	2009
	(unaudited)
Consolidated Statement of Operations Data:
Net Revenues	$222,819	$191,037	$264,315	$211,429	$164,039

Operating expenses(1):
Cost of goods sold	50,256	39,159	55,662	49,725	37,077
Research and development	32,771	43,230	61,948	48,005	51,398
Selling, general, and administrative	144,874	129,789	179,887	164,675	129,181

Total operating expenses	227,901	212,178	297,497	262,405	217,656

Loss from operations	(5,082)	(21,141)	(33,182)	(50,976)	(53,617)
Interest income (expense), net	570	88	266	(255)	160

Net loss applicable to common stockholders	$(4,512)	$(21,053)	$(32,916)	$(51,231)	$(53,457)

Basic and diluted net loss per common share	$(0.09)	$(0.44)	$(0.69)	$(1.08)	$(1.22)

Weighted average common shares outstanding(2)	48,636,444	47,843,570	47,886,672	47,426,849	43,650,775

	Nine Months Ended September 30,		Year Ended December 31,
	2012	2011	2011	2010	2009
Consolidated Statement of Comprehensive Loss Data:
Net loss	$(4,512)	$(21,053)	$(32,916)	$(51,231)	$(53,457)

Other comprehensive income (loss):
Unrealized gains (losses) on investments	(12)	(144)	(237)	314	499
Foreign currency translation adjustment	(7)	(10)	(5)	(26)	1

Total	(19)	(154)	(242)	288	500

Comprehensive loss	$(4,531)	$(21,207)	$(33,158)	$(50,943)	$(52,957)

	As of September 30, 2012	As of December 31,
		2011	2010	2009
	(unaudited)
Consolidated Balance Sheet:
Cash, cash equivalents and short-term investments	$173,495	$154,257	$128,207	$181,977
Total assets	337,624	300,971	243,904	260,564
Total stockholders' equity	103,882	84,398	94,443	120,519

(1)
Includes the following amounts of stock-based compensation expense

	Nine Months Ended September 30,		Years Ended December 31,
	2012	2011	2011	2010	2009
	(unaudited)
Costs of goods sold	$57	$42	$65	$155	$—
Research and development	2,045	2,406	3,184	2,698	5,048
Selling, general and administrative	9,010	9,691	14,029	15,109	12,852
(2)
The increase in weighted average common shares outstanding is primarily the result of the issuances of common shares in the September 2009 public offering.

RISK FACTORS

          An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, the information set forth in the section of this prospectus supplement entitled "Forward-Looking Statements", the "Risk Factors" section of our latest Annual Report on Form 10-K filed with the SEC, and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in our securities. Our business, operating results, financial condition and prospects could be adversely affected by any of the following risks and the risks set forth in our filings with the SEC, which are incorporated by reference in this prospectus supplement or the accompanying prospectus and set forth under "Available Information and Incorporation". The risks and uncertainties described below are not the only ones facing our company. There may be additional risks that we presently do not know of or that we currently believe are immaterial which could also impair our business, financial condition, operating results or prospects. Any of the following risks, either alone or taken together, could materially and adversely affect our business, financial condition, operating results or prospects. As a result, the market price of our securities could decline, and you could lose part or all of your investment.

Risks Related to the Notes

The Notes are Our Obligations Only and Our Operations are Conducted Through, and a Substantial Portion of All of Our Consolidated Assets are Held by, Our Subsidiaries.

          The notes are our obligations exclusively and are not guaranteed by any of our subsidiaries. A substantial portion of our consolidated assets is held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends upon the ability of our subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Servicing Our Debt Requires a Significant Amount of Cash, and We May Not Have Sufficient Cash Flow from Our Business to Pay Our Substantial Debt.

          Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to satisfy our obligations under the notes and any future indebtedness we may incur and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as reducing or delaying investments or capital expenditures, selling assets, refinancing or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance the notes or future indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on the notes or future indebtedness.

Recent Regulatory Actions May Adversely Affect the Trading Price and Liquidity of the Notes.

          We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes and dynamically adjusting their short position while they hold the notes. Investors may also implement this strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

          The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock). In particular, Rule 201 of SEC Regulation SHO generally restricts short selling when the price of a "covered security" triggers a "circuit breaker" by falling 10% or more from the security's closing price as of the end of regular trading hours on the prior day. If this circuit breaker is triggered, short sale orders can be displayed or executed for the remainder of that day and the following day only if the order price is above the current national best bid, subject to certain limited exceptions. Because our common stock is a "covered security", these Rule 201 restrictions, if triggered, may interfere with the ability of investors in, and potential purchasers of, the notes, to effect short sales in our common stock and conduct a convertible arbitrage strategy.

          The SEC has also approved a pilot program allowing securities exchanges and the Financial Industry Regulatory Authority, Inc. ("FINRA") to halt trading in securities included in the S&P 500 Index, Russell 1000 Index and certain exchange traded funds and notes if the price of any such security moves 10% or more from a sale price in a five-minute period (the "single stock circuit breaker program"). Beginning on August 8, 2011, the single stock circuit breaker program was expanded to include all other NMS stocks, and imposes a trading halt in these additional stocks in the event of any price movement of 30% or 50% (or more), depending upon the trading price of the stock. The single stock circuit breaker program is currently set to expire on February 4, 2013. The SEC also recently approved two proposals submitted by national securities exchanges and FINRA. One initiative is the "Limit Up-Limit Down" plan, which will replace the single stock circuit breaker program and require securities exchanges, alternative trading systems, broker-dealers and other trading centers to establish policies and procedures that prevent the execution of trades and the display of offers from occurring outside of a specified price band. If bid or offer quotations are at the far limit of the price band for more than 15 seconds, trading in that security will be subject to a five-minute trading pause. The Limit Up-Limit Down plan is scheduled to go into effect on a one-year pilot basis on February 4, 2013.

          The second initiative will change existing stock exchange and FINRA rules that establish a market-wide circuit breaker system. The existing market-wide circuit breaker system provides for specified market-wide halts in trading of stock for certain periods following specified market declines. The changes will lower the percentage-decline thresholds for triggering a market-wide trading halt and shorten the amount of time that trading is halted. Market declines under the new system will be measured by reference to the S&P 500 Index rather than the Dow Jones Industrial Average, and the trigger thresholds will be calculated daily rather than quarterly. The changes to the market-wide circuit breaker system are scheduled to go into effect on a one-year pilot basis on February 4, 2013.

          The restrictions on trading imposed by the single stock circuit breaker program, the market-wide circuit breaker system and, when effective, the Limit Up-Limit Down plan may interfere with the ability of investors in, and potential purchasers of, the notes to effect short sales in our common stock and conduct a convertible arbitrage strategy.

          The enactment of the Dodd-Frank Act on July 21, 2010 also introduced regulatory uncertainty that may impact trading activities relevant to the convertible notes. This legislation will require many over the-counter swaps and security-based swaps to be centrally cleared through regulated clearinghouses and traded on exchanges or comparable trading facilities. In addition, swap dealers, security-based swap dealers, major swap participants and major security-based swap participants will be required to comply with margin and capital requirements as well as public reporting requirements to provide transaction and pricing data on both cleared and uncleared swaps. These requirements could adversely affect the ability of investors in, or potential purchasers of, the notes to maintain a convertible arbitrage strategy with respect to the notes (including increasing the costs incurred by such investors in implementing such strategy). This could, in turn, adversely affect the trading price and liquidity of the notes. We cannot predict how the SEC and other regulators will ultimately implement this legislation or the magnitude of the effect that this legislation will have on the trading price or liquidity of the notes. Although the direction and magnitude of the effect that the amendments to Regulation SHO, FINRA and securities exchange rule changes and/or implementation of the Dodd-Frank Act may have on the trading price and the liquidity of the notes will depend on a variety of factors, many of which cannot be determined at this time, past regulatory actions have had a significant impact on the trading prices and liquidity of convertible debt instruments. For example, between July 2008 and September 2008, the SEC issued a series of emergency orders placing restrictions on the short sale of the common stock of certain financial services companies. The orders made the convertible arbitrage strategy that many convertible debt investors employ difficult to execute and adversely affected both the liquidity and trading price of convertible debt instruments issued by many of the financial services companies subject to the prohibition. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, including the amendments to Regulation SHO, FINRA and exchange rule changes and the implementation of the Dodd-Frank Act, could similarly adversely affect the trading price and the liquidity of the notes.

Volatility in the Market Price and Trading Volume of Our Common Stock Could Adversely Impact the Trading Price of the Notes.

          The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading prices of the notes.

We May Still Incur Substantially More Debt or Take Other Actions Which Would Intensify the Risks Discussed Above.

          We and our subsidiaries may be able to incur substantial additional debt in the future. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due.

The Notes will be Effectively Subordinated to Any Future Secured Debt We May Incur and Any Liabilities of Our Subsidiaries.

          The notes will rank senior in right of payment to any future indebtedness we may incur that is expressly subordinated in right of payment to the notes, will rank equal in right of payment to any of our liabilities that are not so subordinated, will rank effectively junior in right of payment to any future secured indebtedness to the extent of the value of the assets securing such indebtedness and will rank structurally junior to any indebtedness and other liabilities (including trade payables) of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any of our debt will be available to pay obligations on the notes only after such secured debt has been repaid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

We May Not Have the Ability to Raise the Funds Necessary to Settle Conversions of the Notes or to Purchase the Notes upon a Fundamental Change, and Our Future Debt May Contain Limitations on Our Ability to Pay Cash Upon Conversion or Purchase of the Notes.

          Holders of the notes will have the right to require us to purchase their notes upon the occurrence of a fundamental change at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, as described under "Description of Notes — Fundamental Change Permits Holders to Require Us to Purchase Notes". In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than cash in lieu of any fractional share), we will be required to make cash payments in respect of the notes being converted as described under "Description of Notes — Conversion Rights — Settlement upon Conversion". However, we may not have enough available cash or be able to obtain financing at the time we are required to make purchases of notes surrendered therefor or notes being converted. In addition, our ability to purchase the notes or to pay cash upon conversions of the notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to purchase notes at a time when the purchase is required by the indenture or to pay any cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and purchase the notes or make cash payments upon conversions thereof.

The Conditional Conversion Feature of the Notes, if Triggered, May Adversely Affect Our Financial Condition and Operating Results.

          In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See "Description of Notes — Conversion Rights". If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than cash in lieu of any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

The Accounting Method for Convertible Debt Securities that May Be Settled in Cash, such as the Notes, is the Subject of Recent Changes that Could Have a Material Effect on Our Reported Financial Results.

          In May 2008, the Financial Accounting Standards Board, which we refer to as FASB, issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), which has subsequently been codified as Accounting Standards Codification 470-20, Debt with Conversion and Other Options, which we refer to as ASC 470-20. Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer's economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders' equity on our consolidated balance sheet, and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period's amortization of the debt discount and the instrument's coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.

          In addition, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash are, where the issuer has the intent and policy to settle such instruments partly in a cash amount equal to the principal amount, currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the notes, then our diluted earnings per share would be adversely affected.

Future Sales of Our Common Stock in the Public Market Could Lower the Market Price for Our Common Stock and Adversely Impact the Trading Price of the Notes.

          In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and upon conversion of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Holders of Notes Will Not Be Entitled to Any Rights with Respect to Our Common Stock, but Will Be Subject to All Changes Made with Respect to Them.

          Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than cash in lieu of any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder's conversion of its notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than cash in lieu of any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The Conditional Conversion Feature of the Notes Could Result in Your Receiving less than the Value of Our Common Stock into Which the Notes Would Otherwise Be Convertible.

          Prior to the close of business on the business day immediately preceding January 15, 2018, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which the notes would otherwise be convertible.

Upon Conversion of the Notes, You May Receive Less Valuable Consideration than Expected Because the Value of Our Common Stock May Decline after You Exercise Your Conversion Right but Before We Settle Our Conversion Obligation.

          Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

          Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume weighted average prices of our common stock for each trading day in a 40 trading day observation period. As described under "Description of Notes — Settlement upon Conversion", this period would be (i) if the relevant conversion date occurs prior to January 15, 2018, the 40 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date; and (ii) if the relevant conversion date occurs on or after January 15, 2018, the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding the maturity date. Although the number of shares (if any) that you receive upon conversion of your notes with respect to any trading day during the observation period will be determined based on the volume weighted average price of our common stock on such trading day, we will not deliver such shares until the third business day following the end of the relevant observation period. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected.

          If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the third business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The Notes Are Not Protected by Restrictive Covenants.

          The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or purchase of securities by us or any of our subsidiaries. In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under "Description of Notes — Fundamental Change Permits Holders to Require Us to Purchase Notes", "Description of Notes — Conversion Rights — Adjustment to Conversion Rate upon Conversion upon a Make-whole Fundamental Change" and "Description of Notes — Consolidation, Merger and Sale of Assets".

          Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due, and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures.

The Adjustment to the Conversion Rate for Notes Converted in Connection with a Make-whole Fundamental Change May Not Adequately Compensate You for Any Lost Value of Your Notes as a Result of such Transaction.

          If a make-whole fundamental change occurs prior to the maturity date, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed to be paid) per share of our common stock in such transaction, as described below under "Description of Notes — Conversion Rights — Adjustment to Conversion Rate upon Conversion upon a Make-whole Fundamental Change". The adjustment to the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $             per share or less than $             per share (in each case, subject to adjustment), no adjustment will be made to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed              , subject to adjustments in the same manner as the conversion rate as set forth under "Description of Notes — Conversion Rights — Conversion Rate Adjustments".

          Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The Conversion Rate of the Notes May Not Be Adjusted for All Dilutive Events.

          The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants to holders of our common stock, subdivisions or combinations of our common stock, distributions of capital stock, indebtedness, or assets to holders of our common stock, cash dividends and certain issuer tender or exchange offers as described under "Description of Notes — Conversion Rights — Conversion Rate Adjustments". However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some Significant Restructuring Transactions and Significant Changes in the Composition of Our Board May Not Constitute a Fundamental Change, in Which Case We Would Not Be Obligated to Offer to Purchase the Notes.

          Upon the occurrence of a fundamental change, you have the right to require us to purchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to purchase the notes. In the event of any such transaction, the holders would not have the right to require us to purchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

We Cannot Assure You that an Active Trading Market Will Develop for the Notes.

          Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any Adverse Rating of the Notes May Cause Their Trading Price to Fall.

          We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

You May Be Subject to Tax if We Make or Fail to Make Certain Adjustments to the Conversion Rate of the Notes Even Though You Do Not Receive a Corresponding Cash Distribution.

          The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs on or prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See "Material U.S. Federal Income and Estate Tax Considerations". If you are a non-United States holder (as defined in "Material U.S. Federal Income and Estate Tax Considerations"), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes. See "Material U.S. Federal Income and Estate Tax Considerations".

The Convertible Note Hedge and Warrant Transactions May Affect the Value of the Notes and Our Common Stock.

          In connection with the pricing of the notes, we expect to enter into convertible note hedge transactions with the hedge counterparties. The convertible note hedge transactions are expected to reduce the potential dilution and/or offset potential cash payments we are required to make in excess of the principal amount upon conversion of the notes. We also expect to enter into warrant transactions with the hedge counterparties. However, the warrant transactions could separately have a dilutive effect on our common stock to the extent that the market price per share of our common stock exceeds the applicable strike price of the warrants. If the underwriters exercise their option to purchase additional notes, we may enter into additional convertible note hedge transactions and additional warrant transactions.

          In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the hedge counterparties or their affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

          In addition, the hedge counterparties or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that you will receive upon conversion of the notes.

          In addition, if any such convertible note hedge and warrant transactions fail to become effective, whether or not this offering of notes is completed, the hedge counterparties (or their affiliates) may unwind their hedge positions with respect to our common stock, which could adversely affect the value of our common stock and the value of the notes.

Risks Related to Our Common Stock

The Price of Our Common Stock Historically Has Been Volatile. This Volatility May Affect the Price at Which You Could Sell the Common Stock You Receive upon Conversion of Your Notes, if Any, and the Sale of Substantial Amounts of Our Common Stock Could Adversely Affect the Price of Our Common Stock.

          The market price for our common stock has varied between a high of $29.37 on July 31, 2012 and a low of $16.98 on May 7, 2012 in the nine month period ending on September 30, 2012. This volatility may affect the price at which you could sell the common stock, if any, you receive upon conversion of your notes, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts' estimates; and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

          In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of September 30, 2012, we had outstanding 49,204,046 shares of our common stock and options to purchase approximately 6,753,652 shares of our common stock (of which approximately 3,154,389 were exercisable as of that date), as well as 4,703,847 shares of common stock issuable under our equity incentive plans.

Delaware Law and Our Charter Documents May Impede or Discourage a Takeover, Which Could Cause the Market Price of Our Common Stock to Decline.

          We are a Delaware corporation, and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders. In addition, our board of directors or a committee thereof has the power, without stockholder approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock. The ability of our board of directors or a committee thereof to create and issue a new series of preferred stock and certain provisions of Delaware law and our certificate of incorporation and bylaws could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock, which, under certain circumstances, could reduce the market price of our common stock and the value of your notes.

USE OF PROCEEDS

          We estimate that the net proceeds to us from the sale of the notes offered hereby will be $193.7 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use approximately $              million of the net proceeds from this offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to us from the sale of the warrant transactions). If the underwriters exercise their option to purchase additional notes, we may sell additional warrants and use a portion of the proceeds from the sale of the additional notes, together with the proceeds from the sale of the additional warrants, to enter into additional convertible note hedge transactions. We intend to use the remainder of net proceeds from any sale of the securities that we may sell by this prospectus supplement and the accompanying prospectus for general corporate purposes, which may include the acquisition (including by merger, purchase, license or otherwise) of businesses, products, product rights or technologies. We will retain broad discretion in the allocation of the net proceeds of the offering.

CAPITALIZATION

          The following table sets forth our cash, cash equivalents and short-term investments and consolidated capitalization as of September 30, 2012:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to the issuance of $200.0 million principal amount of notes in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

          The following information should be read in conjunction with our consolidated financial statements and condensed consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. For more details on how you can obtain our SEC reports and other information, you should read the sections of this prospectus supplement and the accompanying prospectus entitled "Where You Can Find More Information" and "Documents Incorporated by Reference".

	As of September 30, 2012
(In thousands, except share and per share data)	Actual	As adjusted
	(unaudited)
Cash, cash equivalents and short-term investments	$173,495	$367,195

% Convertible Senior Notes due 2018 offered hereby(1):	$—	$200,000
Total long-term debt	$—	$200,000
Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000,000 shares authorized; no shares issued and outstanding, actual; no shares issued and outstanding, as adjusted	—	—
Common stock, par value $0.01 per share; 120,000,000 shares authorized; 49,339,625 shares issued, actual; 49,339,625 shares issued, as adjusted	493	493
Treasury stock at cost: 135,579 shares, actual; 135,579 shares, as adjusted;	(3,320)	(3,320)
Additional paid-in capital(2)	520,034	520,034
Accumulated other comprehensive income	(754)	(754)
Accumulated deficit	(412,571)	(412,571)

Total stockholders' equity	103,882	103,882

Total capitalization	$103,882	303,882

(1)
Includes the aggregate principal amount of the notes offered hereby. As prescribed by FASB guidance, ASC 470-20, the feature that allows the holder to convert the notes into shares of our common stock will be reflected on our balance sheet in stockholders' equity and is measured as the difference between the proceeds received and the fair value of a similar liability that does not have a conversion feature. The debt will be reported at a discount to the face amount and will accrete up to the face amount over the expected term of the debt.

(2)
The difference between the proceeds received and the fair value of a similar liability that does not have a conversion feature will be reported as an increase to additional paid-in capital. Additional paid-in capital may also be reduced for the effect of the convertible note hedge transactions, net of an increase on account of the warrant transactions.

          The number of shares of common stock, actual and as adjusted, shown in the table above excludes the following at September 30, 2012:

  •
  6,753,652 shares of our common stock issuable upon exercise of outstanding options under our equity incentive plans at a weighted average exercise price of $22.52 per share;

  •
  4,703,847 shares available for future issuance under our equity incentive plans; and

  •
  the shares of our common stock to be reserved for issuance upon conversion of the $200.0 million of notes being offered by us in this offering.

  •
  the shares of our common stock to be reserved for issuance upon exercise, termination or settlement of the warrants described in "Description of the Convertible Note Hedge and Warrant Transactions".

DESCRIPTION OF NOTES

          We will issue the notes under a base indenture, as supplemented by a supplemental indenture (the base indenture, as so supplemented, the "indenture"), each of which will be dated as of the date of initial issuance of the notes between Auxilium Pharmaceuticals, Inc. and Wells Fargo Bank, National Association, as trustee (the "trustee"). This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus supplement. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          You may request copies of the base indenture and the supplemental indenture from us as described under "Available Information and Incorporation by Reference".

          The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

          For purposes of this description, references to "we", "our" and "us" refer only to Auxilium Pharmaceuticals, Inc. and not to its subsidiaries.

General

          The notes will:

  •
  be our general unsecured, senior obligations;

  •
  initially be limited to an aggregate principal amount of $200,000,000 (or $230,000,000 if the underwriters' option to purchase additional notes is exercised in full);

  •
  bear cash interest from January     , 2013 at an annual rate of         % payable on January 15 and July 15 of each year, beginning on July 15, 2013;

  •
  not be redeemable prior to maturity;

  •
  be subject to purchase by us at the option of the holders following a fundamental change (as defined below under "— Fundamental Change Permits Holders to Require Us to Purchase Notes"), at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date;

  •
  mature on July 15, 2018, unless earlier converted;

  •
  be issued in denominations of $1,000 and multiples of $1,000; and

  •
  be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See "Book-Entry, Settlement and Clearance".

          Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of                          shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $             per share of common stock). The conversion rate is subject to adjustment if certain events occur.

          We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under "— Conversion Rights — Settlement upon Conversion". You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

          The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under "— Fundamental Change Permits Holders to Require Us to Purchase Notes" and "— Consolidation, Merger and Sale of Assets" below and except for the provisions set forth under "— Conversion Rights — Adjustment to Conversion Rate upon Conversion upon a Make-whole Fundamental Change", the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

          We may, without the consent of the holders, reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes offered hereby (except for any differences in issue price) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

          We use the term "note" in this prospectus supplement, unless the context otherwise requires, to refer to each $1,000 principal amount of notes. Subject to "— Recapitalizations, Reclassifications and Changes of Our Common Stock" below, we use the term "common stock" in this prospectus supplement to refer to our common stock, $0.01 par value per share.

          We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Purchase and Cancellation

          We will cause all notes surrendered for payment, repurchase (including as described below, but excluding notes repurchased pursuant to cash-settled swaps or other derivatives), registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation, and they will no longer be considered "outstanding" under the indenture. All notes delivered to the trustee shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

          We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

          We will pay the principal of, and interest on, notes in global form registered in the name of or held by The Depository Trust Company ("DTC") or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

          We will pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its corporate trust office as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders holding certificated notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders holding certificated notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder's account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

          A holder of notes may transfer or exchange notes as described under "Description of the Debt Securities We May Offer — Transfer and Exchange" in the accompanying prospectus. However, we are not required to transfer or exchange any note surrendered for conversion or required purchase.

          The registered holder of a note will be treated as its owner for all purposes.

Interest

          The notes will bear cash interest at a rate of         % per year until maturity. Interest on the notes will accrue from their first date of initial issuance or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2013.

          Interest will be paid to the person in whose name a note is registered at the close of business on January 1 or July 1 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date (each, a "regular record date"). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

          If any interest payment date, the maturity date or any earlier required purchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term "business day" means, with respect to any note, any day other than a Saturday, a Sunday or other day on which banking institutions are authorized or required by law, regulation or executive order to close or be closed in the State of New York.

          Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under "— Events of Default".

Ranking

          The notes will be our general unsecured obligations that rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with all of our existing and future liabilities that are not so subordinated. The notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full. The notes will rank structurally junior to all indebtedness and other liabilities of our subsidiaries (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP). We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

No Redemption

          No "sinking fund" is provided for the notes, which means that we are not required to redeem or retire the notes periodically. We are also not permitted to redeem the notes prior to their maturity.

Conversion Rights

General

          Prior to the close of business on the business day immediately preceding January 15, 2018, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings "— Conversion upon Satisfaction of Sale Price Condition", "— Conversion upon Satisfaction of Trading Price Condition", and "— Conversion upon Specified Corporate Events". On or after January 15, 2018 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at the conversion rate at any time irrespective of the foregoing conditions.

          The conversion rate will initially be                          shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $             per share of common stock). The conversion rate and the corresponding conversion price in effect at any given time are referred to as the "applicable conversion rate" and the "applicable conversion price", respectively, and will be subject to adjustment as described below. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. A holder may convert fewer than all of such holder's notes so long as the notes converted are an integral multiple of $1,000 principal amount. Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under "— Settlement upon Conversion". If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as defined below under "— Settlement upon Conversion"). The trustee will initially act as the conversion agent.

          If a holder of notes has submitted notes for purchase upon a fundamental change, the holder may convert those notes only if that holder first withdraws its purchase notice.

          Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of any fractional share as described under "— Settlement upon Conversion". Our payment and delivery, as the case may be, to you of the cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

  •
  the principal amount of the note; and

  •
  accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

          As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

          Notwithstanding the immediately preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, but prior to 9:00 a.m., New York City time, on the immediately following interest payment date, holders of such notes at 5:00 p.m., New York City time, on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

  •
  for conversions following the regular record date immediately preceding the maturity date;

  •
  if we have specified a fundamental change purchase date that is after a regular record date and on or prior to the corresponding interest payment date; or

  •
  to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

          If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

          Holders may surrender their notes for conversion under the following circumstances:

Conversion upon Satisfaction of Sale Price Condition

          Prior to the close of business on the business day immediately preceding January 15, 2018, a holder may surrender all or a portion of its notes for conversion during any calendar quarter commencing after the calendar quarter ending on March 31, 2013 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day.

          The "last reported sale price" of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the relevant stock exchange (as defined below). If our common stock is not listed, quoted or traded on any U.S. securities exchange or any other market, the "last reported sale price" will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

          Except for the purposes of determining amounts due upon conversion, "trading day" means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on the relevant stock exchange, and (ii) a last reported sale price for our common stock (or closing sale price for such other security) is available on the relevant stock exchange. If our common stock (or such other security) is not listed, quoted or traded on any U.S. securities exchange or any other market, "trading day" means a "business day".

          "Relevant stock exchange" means The NASDAQ Global Select Market or, if our common stock (or other security for which a closing sale price must be determined) is not then listed on The NASDAQ Global Select Market, the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, the over-the-counter market, as reported by the National Quotation Bureau or similar organization or, if our common stock is not then quoted by the National Quotation Bureau or similar organization, the principal other market on which our common stock (or such other security) is then traded.

Conversion upon Satisfaction of Trading Price Condition

          Prior to the close of business on the business day immediately preceding January 15, 2018, a holder of notes may surrender its notes for conversion during the five business day period after any five consecutive trading day period (the "measurement period") in which the "trading price" per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day, subject to compliance with the procedures and conditions described below concerning the bid solicitation agent's obligation to make a trading price determination.

          The "trading price" of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate.

          The bid solicitation agent shall have no obligation to determine the trading price per $1,000 principal amount of notes unless we have requested such determination; and we shall have no obligation to make such request unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time, we shall instruct the bid solicitation agent to determine the trading price per $1,000 principal amount of notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. If the trading price condition has been met on any trading day, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) on such trading day. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will promptly so notify the holders, the trustee and the conversion agent (if other than the trustee). If we do not, when we are required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

          The trustee will initially act as the bid solicitation agent.

Conversion upon Specified Corporate Events

    Certain Distributions

          If, prior to the close of business on the business day immediately preceding January 15, 2018, we elect to:

  •
  distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days from the declaration date for such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution; or

  •
  distribute to all or substantially all holders of our common stock our assets, debt securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the declaration date for such distribution, then, in either case, we must notify the holders of the notes at least 50 scheduled trading days prior to the ex-dividend date (as defined below) for such issuance or distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of (x) 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date for such issuance or distribution and (y) our declaration that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time.

    Certain Corporate Events

          If a transaction or event that constitutes a "fundamental change" (as defined under "— Fundamental Change Permits Holders to Require Us to Purchase Notes") or a "make-whole fundamental change" (as defined under "— Adjustment to Conversion Rate upon Conversion upon a Make-whole Fundamental Change") occurs prior to the close of business on the business day immediately preceding January 15, 2018, regardless of whether a holder has the right to require us to purchase the notes as described under "— Fundamental Change Permits Holders to Require Us to Purchase Notes", or if we are a party to a consolidation, merger, binding share exchange or similar transaction, or transfer or lease of all or substantially all of our assets, pursuant to which our common stock would be converted into cash, securities or other assets, the notes may be surrendered for conversion at any time from or after the date that is 50 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until 35 trading days after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, until the related fundamental change purchase date. We will notify holders as promptly as practicable following the date we publicly announce such transaction; provided that we will deliver such notice, to the extent practicable, at least 50 scheduled trading days prior to the anticipated effective date of the transaction, and in no event later than the actual effective date.

Conversions on or After January 15, 2018

          On or after January 15, 2018, a holder may convert any of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

          If you hold a beneficial interest in a global note, to convert you must comply with DTC's procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

          If you hold a certificated note, to convert you must:

  •
  complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

  •
  deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

  •
  if required, furnish appropriate endorsements and transfer documents; and

  •
  if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

          We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder's name, in which case the holder will pay the tax.

          We refer to the date you comply with the relevant procedures for conversion described above as the "conversion date".

          If a holder has already delivered a purchase notice as described under "— Fundamental Change Permits Holders to Require Us to Purchase Notes" with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the purchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required purchase, the holder's right to withdraw the purchase notice and convert the notes that are subject to required purchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change purchase date.

Settlement upon Conversion

          Upon conversion, we may choose to pay or deliver, as the case may be, either cash ("cash settlement"), shares of our common stock ("physical settlement") or a combination of cash and shares of our common stock ("combination settlement"), as described below. We refer to each of these settlement methods as a "settlement method".

          All conversions occurring on or after January 15, 2018 will be settled using the same relative proportion of cash and/or shares of our common stock as all other conversions occurring on or after January 15, 2018. Except for any conversions that occur on or after January 15, 2018, we will use the same settlement method (including the same relative proportion of cash and/or shares of our common stock) for all conversions occurring on the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement.

          If we elect a settlement method, we will inform holders so converting through the trustee of the settlement method we have selected no later than the close of business on the second trading day immediately following the related conversion date (or in the case of any conversions occurring on or after January 15, 2018, no later than January 15, 2018). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. It is our current intent and policy to settle conversions through combination settlement with a specified dollar amount of $1,000.

          Settlement amounts will be computed as follows:

  •
  if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate;

  •
  if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 40 consecutive trading days during the related observation period; and

  •
  if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a "settlement amount" equal to the sum of the daily settlement amounts for each of the 40 consecutive trading days during the relevant observation period.

          The "daily settlement amount", for each of the 40 consecutive trading days during the observation period, shall consist of:

  •
  cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified (or deemed specified) in the notice specifying our chosen settlement method (the "specified dollar amount"), divided by 40 (such quotient, the "daily measurement value") and (ii) the daily conversion value; and

  •
  if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

          The "daily conversion value" means, for each of the 40 consecutive trading days during the observation period, 2.5% of the product of (1) the conversion rate on such trading day and (2) the daily VWAP on such trading day.

          The "daily VWAP" means, for each of the 40 consecutive trading days during the applicable observation period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "AUXL <equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day reasonably determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The "daily VWAP" will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

          The "observation period" with respect to any note surrendered for conversion means:

  •
  if the relevant conversion date occurs prior to January 15, 2018, the 40 consecutive trading day period beginning on, and including, the third trading day immediately succeeding such conversion date; and

  •
  if the relevant conversion date occurs on or after January 15, 2018, the 40 consecutive trading days beginning on, and including, the 42nd scheduled trading day immediately preceding the maturity date.

          For the purposes of determining amounts due upon conversion only, "trading day" means a day on which (i) there is no "market disruption event" (as defined below) and (ii) trading in our common stock generally occurs on the relevant stock exchange. If our common stock is not listed or admitted for trading on any U.S. securities exchange or any other market, "trading day" means a "business day".

          "Scheduled trading day" means a day that is scheduled to be a trading day on the relevant stock exchange. If our common stock is not listed, quoted or traded on any U.S. securities exchange or any other market, "scheduled trading day" means a "business day".

          "Market disruption event" means (i) a failure by the relevant stock exchange to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or future contracts relating to our common stock.

          Except as described under "— Adjustment to Conversion Rate upon Conversion upon a Make-whole Fundamental Change" and "— Recapitalizations, Reclassifications and Changes of Our Common Stock", we will deliver the consideration due in respect of conversion on the third business day immediately following the relevant conversion date, if we elect physical settlement, or on the third business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.

          We will deliver cash in lieu of any fractional share of common stock issuable upon conversion based on the daily VWAP on the relevant conversion date (in the case of physical settlement) or based on the daily VWAP on the last trading day of the relevant observation period (in the case of combination settlement).

          Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will be treated as the holder of record of such shares as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Exchange in Lieu of Conversion

          When a holder surrenders its notes for conversion, we may, at our election (an "exchange election"), direct the conversion agent to surrender, on or prior to the second trading day following the conversion date, such notes to a financial institution designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated institution must agree to timely deliver, in exchange for such notes, the shares of our common stock and/or cash due upon conversion as described above under "— Settlement upon Conversion" (the "conversion consideration"). If we make an exchange election, we will, by the close of business on the second trading day following the relevant conversion date, notify the holder surrendering its notes for conversion that we have made the exchange election and we will notify the designated financial institution of the settlement method we have elected with respect to such conversion and the relevant deadline for delivery of the conversion consideration.

          Any notes exchanged by the designated institution will remain outstanding. If the designated institution agrees to accept any notes for exchange but does not timely deliver the related conversion consideration, or if such designated financial institution does not accept the notes for exchange, we will deliver the relevant conversion consideration to the converting holder at the time and in the manner required under the indenture as if we had not made an exchange election.

          Our designation of an institution to which the notes may be submitted for exchange does not require the institution to accept any notes.

Conversion Rate Adjustments

          The applicable conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of a share split or share combination), as a result of holding the notes, and contemporaneously with common stock holders, in any of the transactions described below as if such holders of the notes held a number of shares of our common stock equal to the applicable conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder, without having to convert their notes.

(1)	If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the applicable conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1 OS0

where,

CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;
CR1 =	the applicable conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;
OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date; and
OS1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the applicable conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.
(2)
If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days from the declaration date for such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution, the applicable conversion rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X OS0 + Y

where,

CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;

CR1 =	the applicable conversion rate in effect immediately after the open of business on such ex-dividend date;
OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;
X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y =
the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the ex-dividend date for such distribution. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the applicable conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, the applicable conversion rate shall be decreased to the conversion rate that would then be in effect if such distribution had not occurred.

For the purpose of this clause (2) and for the purpose of the first bullet point under "— Conversion upon Specified Corporate Events — Certain Distributions", in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the declaration date for such distribution, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.
(3)
If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:
    •
    dividends or distributions as to which an adjustment was effected pursuant to clause (1) or (2) above;

    •
    dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

    •
    spin-offs as to which the provisions set forth below in this clause (3) shall apply;

          then the applicable conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0 SP0 - FMV

where,

CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;
CR1 =	the applicable conversion rate in effect immediately after the open of business on such ex-dividend date;
SP0 =
the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
FMV =
the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock as of the open of business on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the applicable conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the applicable conversion rate in effect on the ex-dividend date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a "spin-off", the applicable conversion rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0 MP0

where,

CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such spin-off;
CR1 =	the applicable conversion rate in effect immediately after the open of business on the ex-dividend date for such spin-off;
FMV0 =
the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under "— Conversion upon Satisfaction of Sale Price Condition" as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the "valuation period"); and

MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

The adjustment to the applicable conversion rate under the preceding paragraph will be determined on the last trading day of the valuation period, but will be given effect at the open of business on the ex-dividend date for such spin-off. Notwithstanding the foregoing, in respect of any conversion during the valuation period, references in the preceding paragraph with respect to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the conversion date in determining the conversion rate. If the ex-dividend date for the spin-off is less than 10 trading days prior to, and including, the end of the observation period in respect of any conversion, references in the preceding paragraph to 10 trading days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such observation period.
(4)	If we pay any cash dividend or distribution to all or substantially all holders of our common stock, the applicable conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0 SP0 - C

where,

CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;
CR1 =	the applicable conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;
SP0 =	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
C =	the amount in cash per share we distribute to all or substantially all holders of our common stock.

Any increase to the applicable conversion rate made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the applicable conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the applicable conversion rate on the ex-dividend date for such cash dividend or distribution.

(5)	If we make or any of our subsidiaries makes a payment in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the applicable conversion rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1) OS0 × SP1

where,

CR0 =	the applicable conversion rate in effect immediately prior to the open of business on the trading day next succeeding the date such tender or exchange offer expires;
CR1 =	the applicable conversion rate in effect immediately after the open of business on the trading day next succeeding the date such tender or exchange offer expires;
AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;
OS0 =	the number of shares of our common stock outstanding immediately prior to the consummation of the purchase of all shares accepted for purchase or exchange in such tender or exchange offer;
OS1 =	the number of shares of our common stock outstanding immediately after the consummation of the purchase of all shares accepted for purchase or exchange in such tender or exchange offer; and
SP1 =
the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

          The increase to the applicable conversion rate under the preceding paragraph will be determined at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires, but will be given effect at the open of business on the trading day next succeeding the date such tender or exchange offer expires. Notwithstanding the foregoing, in respect of any conversion within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references in the preceding paragraph with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the conversion rate. In addition, if the trading day next succeeding the expiration date is less than 10 trading days prior to, and including, the end of the observation period in respect of any conversion, references in the preceding paragraph to 10 trading days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the last trading day of such observation period. For the avoidance of doubt, no adjustment under this clause (5) will be made if such adjustment would result in a decrease in the applicable conversion rate.

          Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under "— Settlement upon Conversion" based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

          Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

          As used in this section, "ex-dividend date" means the first date on which the shares of our common stock trade on the relevant stock exchange, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on the relevant stock exchange (in the form of due bills or otherwise) as determined by the relevant stock exchange, and "effective date" means the first date on which the shares of our common stock trade on the relevant stock exchange, regular way, reflecting the relevant share split or share combination, as applicable.

          As used in this section, "record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

          We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

          A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see "Material U.S. Federal Income and Estate Tax Considerations".

          If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

          Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of Our Common Stock

          In the case of:

  •
  any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination),

  •
  any consolidation, merger, combination or similar transaction involving us,

  •
  any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or

  •
  any statutory share exchange,

in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a "share exchange event" and any such stock, other securities or other property or assets, "reference property", and the amount of reference property that a holder of one share of our common stock immediately prior to such transaction would have been entitled to receive upon the occurrence of such transaction, a "unit of reference property"), then we or the successor or purchasing company, as the case may be, will execute with the trustee a supplemental indenture providing that, at and after the effective time of the transaction, a holder's right to convert a note into cash and/or shares of our common stock will be changed into the right to convert a note into cash and/or units of reference property. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under "— Settlement upon Conversion" and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under "— Settlement upon Conversion" will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under "— Settlement upon Conversion" will instead be deliverable in the units of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property. The supplemental indenture will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments set described under "— Conversion Rate Adjustments" above. If the reference property in respect of any such transaction includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing corporation, as the case may be, in such transaction, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to purchase their notes upon a fundamental change as described under "— Fundamental Change Permits Holders to Require Us to Purchase Notes" below, as the board of directors (or an authorized committee thereof) reasonably considers necessary by reason of the foregoing. If the notes become convertible into reference property, we will notify the trustee and issue a press release containing the relevant information (and make the press release available on our website).

          For purposes of the foregoing, if the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the amount and kind of reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. If the holders receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased by any additional shares as described under

"— Adjustment to Shares Due upon Conversion upon a Make-whole Fundamental Change"), multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the third business day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

          Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and, if applicable, the period for determining the "stock price" for purposes of a make-whole fundamental change), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date, as the case may be, of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Adjustment to Conversion Rate upon Conversion upon a Make-whole Fundamental Change

          If the "effective date" (as defined below) of a "make-whole fundamental change" (as defined below) occurs prior to the maturity date of the notes and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the "additional shares"), as described below. A "make-whole fundamental change" means any transaction or event that constitutes a fundamental change defined below in clause (1), (2) or (4) under the definition of "fundamental change" in "— Fundamental Change Permits Holders to Require Us to Purchase Notes", after giving effect to any exceptions or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof. A conversion of notes will be deemed for these purposes to be "in connection with" such make-whole fundamental change if the notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change purchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change).

          Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under "— Conversion Rights — Settlement upon Conversion". However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the "stock price" (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any adjustment as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date. We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

          The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the "effective date") and the price (the "stock price") paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change. If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

          The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner and at the same time as the conversion rate as set forth under "— Conversion Rate Adjustments".

          The following table sets forth the number of additional shares to be added to the conversion rate per $1,000 principal amount of notes for each hypothetical stock price and effective date set forth below:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
January , 2013
July 15, 2013
July 15, 2014
July 15, 2015
July 15, 2016
July 15, 2017
July 15, 2018

          The exact stock prices and effective dates may not be set forth in the table above, in which case

  •
  If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates based on a 365-day year, as applicable.

  •
  If the stock price is greater than $             per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

  •
  If the stock price is less than $             per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

          Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed                      , subject to adjustment in the same manner as the conversion rate as set forth under "— Conversion Rate Adjustments".

          Our obligation to increase the conversion rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Purchase Notes

          If a "fundamental change" (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to purchase for cash all of their notes, or any portion of the principal thereof that is equal to $1,000 or an integral multiple of $1,000 on the fundamental change purchase date, which will be a date specified by us that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below or, if we fail to specify a fundamental change purchase date, the 35th business day following the date of our fundamental change notice (without prejudice to any rights or remedies holders may have on account of such failure).

          The fundamental change purchase price we are required to pay will be equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date (unless the fundamental change purchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change purchase price will be equal to 100% of the principal amount of the notes to be purchased).

          A "fundamental change" will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

  (1)
  a "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries or our or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

  (2)
  the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation, merger or similar transaction involving us pursuant to which our common stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

  (3)
  our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

  (4)
  our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

          A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock, depositary receipts representing common equity interests or other certificates representing common equity interests, in each case, that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares or pursuant to statutory appraisal rights (subject to the provisions set forth above under "— Conversion Rights — Settlement upon Conversion").

          On or before the 20th business day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:

  •
  the events causing a fundamental change;

  •
  the effective date of the fundamental change;

  •
  the last date on which a holder may exercise the purchase right;

  •
  the fundamental change purchase price;

  •
  the fundamental change purchase date;

  •
  the name and address of the paying agent and the conversion agent, if applicable;

  •
  if applicable, the conversion rate and any adjustments to the conversion rate;

  •
  that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

  •
  the procedures that holders must follow to require us to purchase their notes.

          Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

          To exercise the fundamental change purchase right, you must deliver, on or before the business day immediately preceding the fundamental change purchase date, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice, to the paying agent. Each purchase notice must state:

  •
  if certificated, the certificate numbers of your notes to be delivered for purchase;

  •
  the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple thereof; and

  •
  that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

          If the notes are not in certificated form, the purchase notice given by each holder must comply with appropriate DTC procedures.

          Holders may withdraw any purchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change purchase date. The notice of withdrawal shall state:

  •
  the principal amount of the withdrawn notes, which must be $1,000 aggregate principal amount or an integral multiple thereof;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

  •
  the principal amount, if any, which remains subject to the purchase notice, which must be $1,000 aggregate principal amount or an integral multiple thereof.

          If the notes are not in certificated form, the withdrawal notice given by each holder must comply with appropriate DTC procedures.

          We will be required to purchase the notes on the fundamental change purchase date. Holders who have exercised the purchase right will receive payment of the fundamental change purchase price on the later of (i) the fundamental change purchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then, with respect to the notes that have been properly surrendered for purchase and not validly withdrawn:

  •
  the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and

  •
  all other rights of the holder will terminate (other than (x) the right to receive the fundamental change purchase price and (y) if the fundamental change purchase date falls after a regular record date but on or prior to the related interest payment date, the right of the holder of record on such regular record date to receive the related interest payment).

          In connection with any purchase offer pursuant to a fundamental change purchase notice, we will, if required:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

  •
  file a Schedule TO or any other required schedule under the Exchange Act; and

  •
  otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the notes;

in each case, so as to permit the rights and obligations under this "— Fundamental Change Permits Holders to Require Us to Purchase Notes" to be exercised in the time and in the manner specified in the indenture.

          No notes may be purchased by us at the option of the holders upon a fundamental change if the principal amount of the notes has been accelerated (other than in connection with a default in the payment of the fundamental change purchase price), and such acceleration has not been rescinded, on or prior to such date.

          The purchase rights of the holders could discourage a potential acquirer of us. The fundamental change purchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

          The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

          The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of the notes to require us to purchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

          If a fundamental change were to occur, we may not have enough funds to pay the fundamental change purchase price. Our ability to purchase the notes for cash may be limited by restrictions on our ability to obtain funds for such purchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See "Risk Factors — Risks Related to the Notes — We May Not Have the Ability to Raise the Funds Necessary to Settle Conversions of the Notes or to Purchase the Notes upon a Fundamental Change, and Our Future Debt May Contain Limitations on Our Ability to Pay Cash upon Conversion or Purchase of the Notes". If we fail to purchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we may in the future incur other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

          The indenture provides that we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless: (1) we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations under the notes and the indenture; (2) immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and (3) certain other conditions specified in the indenture are met. Upon any such consolidation, merger, conveyance, transfer or lease, the successor person (if other than us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

          Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to purchase the notes of such holder as described above.

          This "— Consolidation, Merger and Sale of Assets" section replaces the section of the accompanying prospectus entitled "Description of the Debt Securities We May Offer — Consolidation, Merger and Sale of Assets" in its entirety.

Events of Default

          Each of the following is an event of default:

  (1)
  default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

  (2)
  default in the payment of principal of any note when due and payable at its stated maturity, upon any required purchase, upon declaration of acceleration or otherwise;

  (3)
  our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder's conversion right;

  (4)
  our failure to comply with our obligations under "— Consolidation, Merger and Sale of Assets";

  (5)
  our failure to give a fundamental change notice as described under "— Fundamental Change Permits Holders to Require Us to Purchase Notes" or notice of a specified corporate transaction as described under "— Conversion upon Specified Corporate Events", in each case when due;

  (6)
  our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;

  (7)
  default by us or any of our subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25 million (or its foreign currency equivalent) in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required purchase, upon declaration of acceleration or otherwise, and such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured, as the case may be, within 30 days after written notice of such acceleration or such failure to pay, as the case may be, has been received by us or such subsidiary;

  (8)
  certain events of bankruptcy, insolvency, or reorganization of us, any of our significant subsidiaries (as defined below) or any group of our subsidiaries that in the aggregate would constitute a "significant subsidiary"; or

  (9)
  a final judgment for the payment of $25 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) rendered against us or any of our subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

          A "significant subsidiary" is a subsidiary that is a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated by the SEC; provided that, in the case of a subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such subsidiary shall not be deemed to be a significant subsidiary unless the subsidiary's income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $25 million.

          If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes, by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and any accrued and unpaid interest will be due and payable immediately. However, upon an event of default described in clause (8) above with respect to us (and not solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), 100% of the aggregate principal amount and accrued and unpaid interest will automatically be due and payable immediately.

          Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under "— Reports" below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to (x) 0.25% per annum of the principal amount of the notes outstanding for the first 90 days of the 180-day period on which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs and (y) 0.50% per annum of the principal amount of the notes outstanding for the last 90 days of such 180-day period as long as such event of default is continuing.

          If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

          In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 180-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

          If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

          The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest, the failure to deliver the consideration due upon conversion or any other provision that requires the consent of each affected holder to amend) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

          Each holder shall have the right to receive payment or delivery, as the case may be, of:

  •
  the principal (including the fundamental change purchase price, if applicable) of;

  •
  accrued and unpaid interest, if any, on; and

  •
  the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

          Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee notice that an event of default is continuing;

  (2)
  holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;

  (3)
  such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

  (4)
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

          Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

          The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture at our instruction, the trustee will be entitled to indemnification by us reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

          The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute defaults, their status and what action we are taking or proposing to take in respect thereof.

          This "— Events of Default" section replaces the section of the accompanying prospectus entitled "Description of the Debt Securities We May Offer — Events of Default" and the second paragraph of the section of the accompanying prospectus entitled "Description of the Debt Securities We May Offer — Modification and Waiver" in their entirety.

Modification and Amendment

          The indenture may be modified or amended as described under "Description of the Debt Securities We May Offer — Modification and Waiver" in the accompanying prospectus.

Notwithstanding the foregoing, and in addition to the other limitations described under "Description of the Debt Securities We May Offer — Modification and Waiver" in the accompanying prospectus, without the consent of each holder of an outstanding note affected, no amendment may:

  (1)
  make any change that impairs or adversely affects the conversion rights of any notes;

  (2)
  reduce the fundamental change purchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

  (3)
  change the ranking of the notes.

          Without the consent of any holder, we and the trustee may amend the indenture:

  (1)
  to cure any ambiguity, omission, defect or inconsistency in the indenture or in the notes in a manner that does not individually or in the aggregate adversely affect the rights of any holder of notes;

  (2)
  to provide for the assumption by a successor corporation of our obligations under the indenture and the notes, in accordance with the provisions of the indenture described above under "— Consolidation, Merger and Sale of Assets";

  (3)
  to add guarantees with respect to the notes;

  (4)
  to secure the notes;

  (5)
  to add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

  (6)
  to make any other change that does not adversely affect the rights of any holder;

  (7)
  to appoint a successor trustee with respect to the notes;

  (8)
  to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

  (9)
  to conform the provisions of the indenture to the "Description of the Debt Securities We May Offer" section of the accompanying prospectus, as amended and/or supplemented by the "Description of Notes" section of the preliminary prospectus supplement, as further supplemented and/or amended by the related pricing term sheet; or

  (10)
  upon the occurrence of a share exchange event, solely to (i) provide that the notes are convertible into reference property, subject to "— Conversion Rights — Settlement upon Conversion" above, and (ii) effect the related changes to the terms of the notes described under "— Conversion Rights — Recapitalizations, Reclassifications and Changes of Our Common Stock" above, in each case, in accordance with the applicable provisions of the indenture.

          Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

          We may satisfy and discharge our obligations under the indenture by delivering to the registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any fundamental change purchase date, upon conversion or otherwise, cash or cash and/or shares of common stock (solely to satisfy outstanding conversions), as applicable, sufficient to pay all of the outstanding notes and/or satisfy all outstanding conversions, as the case may be, and pay all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

          This "Discharge" section replaces the section of the accompanying prospectus entitled "Description of the Debt Securities We May Offer — Discharging Our Obligations" in its entirety.

Calculations in Respect of Notes

          Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of our common stock, daily VWAPs, daily conversion values, daily settlement amounts, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.

Reports

          The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR.

Trustee

          Wells Fargo Bank, National Association is the trustee, registrar, paying agent and conversion agent. Wells Fargo Bank, National Association, in each of its capacities, including without limitation as trustee, registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any party other than itself contained in this document or the related documents or for any failure by us or any other such party to disclose events that may have occurred and may affect the significance or accuracy of such information.

          We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

          The indenture provides that it and the notes will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York.

Book-Entry, Settlement and Clearance

The Global Notes

          The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the "global notes"). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

          Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

  •
  ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

          Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

          All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

          DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

          DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

          So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

          As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

          Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

          Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

          Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

Certificated Notes

          Notes in physical, certificated form will be issued and delivered (a) to each person that DTC identifies as a beneficial owner of the related notes only if: (i) DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days; or (ii) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or (b) if an event of default with respect to the notes has occurred and is continuing and any beneficial owner requests that its beneficial interest in the notes be exchanged for notes in physical, certificated form, to such beneficial owner in an amount corresponding to such beneficial interest.

DESCRIPTION OF CONVERTIBLE NOTE HEDGE AND WARRANT TRANSACTIONS

          In connection with the pricing of the notes, we expect to enter into convertible note hedge transactions with one or more of the underwriters or their respective affiliates (the "hedge counterparties"). The convertible note hedge transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of our common stock underlying the notes. Concurrently with entering into the convertible note hedge transactions, we also expect to enter into warrant transactions with the hedge counterparties whereby we will sell to the hedge counterparties warrants to purchase, subject to customary anti-dilution adjustments, up to the same number of shares of our common stock.

          We intend to use approximately $              million of the net proceeds from this offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to us from the sale of the warrant transactions). If the underwriters exercise their option to purchase additional notes, we may sell additional warrants and use a portion of the proceeds from the sale of the additional notes, together with the proceeds from the sale of the additional warrants, to enter into additional convertible note hedge transactions.

          The convertible note hedge transactions are expected generally to reduce the potential dilution and/or offset potential cash payments in excess of the principal amount upon conversion of the notes in the event that the market price per share of our common stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions, which initially corresponds to the conversion price of the notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the notes. If, however, the market price per share of our common stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants, there would nevertheless be dilution to the extent that such market price exceeds the strike price of the warrants.

          We will not be required to make any cash payments to the hedge counterparties upon the exercise of the options that are a part of the convertible note hedge transactions, but will be entitled to receive from them a number of shares of our common stock and/or an amount of cash generally based on the amount by which the market price per share of our common stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions during the relevant valuation period under the convertible note hedge transactions. Additionally, if the market price per share of our common stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants during the measurement period at the maturity of the warrants, we will owe the hedge counterparties a number of shares of our common stock in an amount based on the excess of such market price per share of our common stock over the strike price of the warrants.

          The convertible note hedge transactions and the warrant transactions are separate transactions entered into by us with the hedge counterparties, are not part of the terms of the notes and will not change the holders' rights under the notes. As a holder of the notes, you will not have any rights with respect to the convertible note hedge transactions or the warrant transactions.

          For a discussion of the potential impact of any market or other activity by the hedge counterparties or their affiliates in connection with these convertible note hedge and warrant transactions, see "Underwriting — Convertible Note Hedge and Warrant Transactions" and "Risk Factors — Risks Related to the Notes — The Convertible Note Hedge and Warrant Transactions May Affect the Value of the Notes and Our Common Stock".

 MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

          This section describes the material United States federal income and estate tax consequences of owning and disposing of the notes we are offering. It applies only to an investor that acquires notes in the offering at the offering price listed on the cover page hereof and that holds its notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This section does not apply to an investor that is a member of a class of investors subject to special rules, such as:

  •
  a dealer in securities;

  •
  a person liable for alternative minimum tax;

  •
  a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

  •
  a bank;

  •
  an insurance company;

  •
  a tax-exempt organization;

  •
  a person that owns notes that are a hedge or that are hedged against interest rate risks;

  •
  a person that owns notes as part of a straddle or conversion transaction for tax purposes;

  •
  a United States person whose functional currency for tax purposes is not the United States dollar;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  a controlled foreign corporation;

  •
  a passive foreign investment company;

  •
  partnerships or other entities classified as partnerships for U.S. federal income tax purposes; or

  •
  a United States expatriate.

          This section is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

          If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in such an entity or arrangement holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES IN THEIR PARTICULAR CIRCUMSTANCES UNDER THE CODE AND UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

United States holders

          This subsection describes the tax consequences to a United States holder. A "United States holder" is a beneficial owner of a note that is for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a domestic corporation or an entity treated as a domestic corporation;

  •
  an estate whose income is subject to United States federal income tax regardless of its source; or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a United States person.

Payments of interest

          Stated interest payments on the notes generally will be taxable as ordinary income at the time the interest accrues or is received, in accordance with a United States holder's regular method of accounting for United States federal income tax purposes. We expect that the first price at which a substantial amount of the notes is sold to persons (other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) will equal the stated principal amount of the notes or an amount which is at a de minimis discount thereto (as defined for U.S. federal income tax purposes). If, contrary to current expectations, the notes are issued at a discount in excess of a de minimis amount, then a United States holder generally will be required to include such discount in gross income, as it accrues, in accordance with a constant yield method based on a compounding of interest, in advance of the receipt of cash attributable to that income.

Purchase, sale and retirement of the notes

          A United States holder's tax basis in a note will generally be the cost of the note. A United States holder will generally recognize gain or loss on the sale, retirement or other taxable disposition of a note equal to the difference between the amount realized on the sale, retirement or other taxable disposition (less an amount equal to any accrued but unpaid interest, which will be taxable as such to the extent not previously included in income) and the United States holder's tax basis in the note. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other taxable disposition the note has been held for more than one year. Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 20% if the United States holder has a holding period greater than one year. The deductibility of capital losses is subject to limitations.

Conversion into common stock

          A United States holder's conversion of a note solely into common stock will not be a taxable event, except that (1) the receipt of cash in lieu of a fractional share of common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and the United States holder's tax basis in the fractional share) and (2) the fair market value of any common stock received with respect to accrued interest will be taxed as a payment of interest (as described above).

          A United States holder's aggregate tax basis in common stock received (other than any common stock received with respect to accrued interest, the tax basis of which will equal the fair market value of the stock received) will be the same as the United States holder's basis in the note at the time of conversion, reduced by any basis allocated to a fractional share.

          The United States holder's holding period for the Class A common stock received will include the Unites States holder's holding period for the convertible note converted, except that the holding period for any common stock received with respect to accrued interest will commence on the day after the date of receipt.

Exchange in lieu of conversion

          If a United States holder surrenders notes for conversion, we direct the notes to be offered to a financial institution for exchange in lieu of conversion, and the designated financial institution accepts the notes and delivers common stock and cash for any fractional shares in exchange for the notes, the United States holder will be taxed on the transfer as a sale or exchange of the notes, as described above under "— Purchase, sale and retirement of the notes." In such case, a United States holder's tax basis in the common stock received will equal the fair market value of the stock on the date of the exchange, and the holder's holding period in the shares of common stock received will begin the day after the date of the exchange.

Conversion into cash

          If a United States holder converts a note and receives from us solely cash, the United States holder will recognize gain or loss in the same manner as if such United States holder had disposed of the note in a taxable disposition as described under "— Purchase, sale and retirement of the notes" above.

Conversion into common stock and cash

          If a United States holder converts a note and receives a combination of common stock and cash, we intend to take the position (and the following discussion assumes) that the conversion will be treated as a recapitalization for U.S. federal income tax purposes, although the tax treatment is uncertain.

          Assuming such treatment, a United States holder will recognize capital gain, but not loss, equal to the excess of the sum of the fair market value of the common stock and cash received (other than amounts attributable to accrued interest, which will be treated as such as described under "— Payments of interest" above) over the United States holder's adjusted tax basis in the note, but in no event will the capital gain recognized exceed the amount of cash received (excluding cash attributable to accrued interest or received in lieu of a fractional share).

          In such circumstances, a United States holder's tax basis in the common stock received upon a conversion of a note (other than common stock received with respect to accrued interest, but including any basis allocable to a fractional share) will equal the tax basis of the note that was converted, reduced by the amount of cash received (excluding cash received in lieu of a fractional share and cash attributable to accrued interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A United States holder's tax basis in the common stock received with respect to accrued interest will equal the fair market value of the stock received.

          The receipt of cash in lieu of a fractional share will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and the United States holder's tax basis in the fractional share). A United States holder's tax basis in a fractional share will be determined by allocating the United States holder's tax basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values.

          Any capital gain recognized by United States holders upon conversion will be long-term capital gain if at the time of conversion the notes have been held for more than one year. Long-term capital gains recognized by non-corporate United States holders will be subject to reduced tax rates.

          A United States holder's holding period for common stock received upon conversion will include the period during which such United States holder held the notes, except that the holding period of any common stock received with respect to accrued interest will commence on the day after the date of receipt.

          An alternative characterization would treat the cash payment received on conversion as proceeds from a sale of a portion of the note, and would tax the sale portion in the manner described under "— Purchase, sale and retirement of the notes" above. Under this alternative characterization, a United States holder would not recognize gain or loss with respect to our common stock received (other than stock attributable to accrued interest), and the United States holder's holding period for such stock would include the period during which such United States holder held the notes. In such case, the United States holder's basis in the note would be allocated pro rata between the common stock and cash received, in accordance with their fair market values.

          United States holders should consult their tax advisers regarding the tax treatment of the receipt of cash and common stock for notes upon conversion.

Constructive distributions

          The conversion rate of the notes will be adjusted in certain circumstances. Under section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing a United States holder's proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to the United States holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to a United States holder. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our Class A common stock and as discussed in "Description of notes — Adjustment to conversion rate upon conversion upon a make-whole fundamental change") may not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, the United States holders of notes will be deemed to have received a distribution even though they have not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code. It is not clear whether a constructive dividend deemed paid to a United States holder would be eligible for the preferential rates of United States federal income tax. It is also unclear whether corporate United States holders would be entitled to claim the dividends-received deduction with respect to any such constructive dividends.

Taxation of distributions paid on common stock

          Distributions paid on common stock received on a conversion of notes, other than certain pro rata distributions of common stock, will be treated as a dividend to the extent paid out of current or accumulated earnings and profits and will be includible in income by the United States holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the United States holder's investment, up to the United States holder's tax basis in the common stock. Any remaining excess will be treated as a capital gain. Dividends received by corporate United States holders will be eligible for the dividends-received deduction if the United States holders meet certain holding period and other applicable requirements.

Sale or other disposition of common stock

          For U.S. federal income tax purposes, gain or loss a United States holder realizes on the sale or other disposition of common stock received on a conversion of notes will be capital gain or loss, and will be long-term capital gain or loss if the United States holder held the common stock for more than one year. The amount of the United States holder's gain or loss will be equal to the difference between the United States holder's tax basis in the common stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate United States holders will be subject to reduced tax rates. The deductibility of capital losses may be subject to limitations.

Additional tax on investment income

          Certain individuals, estates and trusts are required to pay a 3.8% Medicare surtax on "net investment income" including, among other things, interest and proceeds of sales or other dispositions in respect of securities like the notes, subject to certain exceptions. Prospective purchasers of the notes should consult their tax advisors regarding the effect, if any, of this surtax on their ownership and disposition of the notes.

Backup withholding and information reporting

          In general, in the case of a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal and interest on the notes. In addition, we and other payors are generally required to report to the Internal Revenue Service any payment of proceeds of the sale or other disposition of the notes. Backup withholding may also apply to any payments if the United States holder fails to provide an accurate taxpayer identification number or is notified by the Internal Revenue Service that it has failed to report all interest and dividends required to be shown on its federal income tax returns. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a United States holder's United States federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

Non-United States holders

          The following is a summary of the United States federal tax consequences that will apply to a non-United States holder of notes or shares of common stock. The term "non-United States holder" means a beneficial owner of a note or share of common stock (other than a partnership) that is not a United States holder.

Payments of interest

          The 30% United States federal withholding tax will not apply to any payment to a non-United States holder of interest on a note under the "portfolio interest" rule, provided that:

  •
  the United States holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

  •
  the United States holder is not a controlled foreign corporation that is related to us through stock ownership;

  •
  either (a) the United States holder provides its name and address on an Internal Revenue Service Form W-8BEN (or other applicable form), and certifies, under penalties of perjury, that such holder is not a United States person or (b) the United States holder holds the notes through certain foreign intermediaries and satisfies the certification requirements of applicable United States Treasury regulations.

          Special rules apply to non-United States holders that are pass-through entities rather than corporations or individuals.

          If a non-United States holder cannot satisfy the requirements described above, payments of interest made to the United States holder will be subject to the 30% United States federal withholding tax, unless the United States holder provides a properly executed:

  •
  Internal Revenue Service Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

  •
  Internal Revenue Service Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the holder's conduct of a trade or business in the United States.

          If a non-United States holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then the non-United States holder will be subject to United States federal income tax on that interest on a net-income basis (although the non-United States holder will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above are satisfied) in the same manner as if the non-United States holder were a United States person as defined under the Code. In addition, if a non-United States holder is a foreign corporation, it may be subject to a branch profits tax at a 30% rate (or lower applicable income tax treaty rate).

Dividends and constructive dividends

          Any dividends paid to a non-United States holder with respect to shares of common stock, and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate including, without limitation, adjustments in respect of taxable dividends to holders of our Class A common stock, see "— United States holders — Constructive distributions" above, will be subject to withholding tax at a 30% rate (or lower applicable income tax treaty rate). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a non-United Sates holder, including, but not limited to, interest payments, shares of common stock or sales proceeds subsequently paid or credited to such holder. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or lower applicable income tax treaty rate).

          A non-United States holder of shares of common stock that wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If a non-United States holder is eligible for a reduced treaty rate, the non-United States holder may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Sale, exchange, redemption or other disposition of notes or shares of common stock

          A non-United States holder will recognize gain on the sale, exchange, redemption or other taxable disposition of a note or share of common stock issued on a conversion of a note. Nevertheless, such gain generally will not be subject to United States federal income tax unless:

  •
  that gain is effectively connected with the holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

  •
  the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation" for United States federal income tax purposes.

          If a non-United States holder is an individual described in the first bullet point above, the non-United States holder will be subject to tax on the net gain derived from the sale, exchange, redemption or other taxable disposition under regular graduated United States federal income tax rates. If a non-United States holder is an individual described in the second bullet point above, the holder will be subject to a flat 30% tax on the gain derived from the sale, exchange, redemption or other taxable disposition, which may be offset by United States source capital losses, even though the non-United States holder is not considered a resident of the United States. If a non-United States holder is a foreign corporation that falls under the first bullet point above, the holder will be subject to tax on its net gain in the same manner as if the holder were a United States person as defined under the Code and, in addition, the holder may be subject to the branch profits tax at a 30% rate (or lower applicable income tax treaty rate.)

          Any amounts that a non-United States holder receives on the sale, exchange, redemption or other disposition of a note that are attributable to accrued interest will be subject to United States federal income tax in accordance with the rules for taxation of interest described above under "— Payments of interest".

          We believe that we are not and do not anticipate becoming a "United States real property holding corporation" for United States federal income tax purposes.

Conversion into common stock

          A non-United States holder's conversion of a note into common stock will not be a taxable event, except that (1) the receipt of cash in lieu of a fractional share of common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share and the holder's tax basis in the fractional share) that will be treated in accordance with the rules described above under "— Sale, exchange, redemption or other disposition of notes or shares of common stock" and (2) the fair market value of any common stock received with respect to accrued interest will be taxable as a payment of interest in accordance with the rules for taxation of interest described above under "— Payments of interest."

          If a non-United States holder converts a note and receives only cash or a combination of common stock and cash, all or part of the transaction may be treated as a sale or other taxable disposition of the notes as described under "— Sale, exchange, redemption or other disposition of notes or shares of common stock."

United States federal estate tax

          A non-United States holder's estate will not be subject to United States federal estate tax on notes beneficially owned by the non-United States holder at the time of the non-United States holder's death, provided that any payment to such non-United States holder on the notes would be eligible for exemption from the 30% United States federal withholding tax under the "portfolio interest" rule described above under "— Payments of interest" without regard to the statement requirement described in the last bullet point. However, shares of common stock held by a non-United States holder at the time of the non-United States holder's death will be included in the non-United States holder's gross estate for United States federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

Backup withholding and information reporting

          Generally, payors must report to the Internal Revenue Service and to a non-United States holder the amount of interest and dividends paid to a non-United States holder and the amount, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which a non-United States holder resides under the provisions of an applicable income tax treaty.

          In general, a non-United States holder will not be subject to backup withholding with respect to payments of interest or dividends to the non-United States holder, provided that the payor does not have actual knowledge or reason to know that the non-United States holder is a United States person, as defined under the Code, and has received from the non-United States holder the certification described above in the last bullet point under the "portfolio interest" rule described under "— Payments of interest."

          In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a note or share made within the United States or conducted through certain United States-related financial intermediaries, if the payor receives the certification described above and does not have actual knowledge or reason to know that the non-United States holder is a United States person, as defined under the Code, or the non-United States holder otherwise establishes an exemption.

          Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the non-United States holder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

FATCA

          Legislation commonly referred to as "FATCA" imposes withholding of 30% on payments of dividends and interest (beginning in 2014), and sales or redemption proceeds (beginning in 2017), with respect to debt and stock of U.S. entities to "foreign financial institutions" (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of certain interests in or accounts with those entities) have been satisfied. This legislation will not, however, apply to any payments with respect to the notes unless they are "materially modified" after December 31, 2013.

          If any withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld in excess of otherwise applicable withholding tax by filing a U.S. federal income tax return, which may entail significant administrative burden. A beneficial owner that is a foreign financial institution, but not a "participating foreign financial institution" (as defined under FATCA) will be able to obtain a refund only to the extent an applicable income tax treaty in the United States entitles such beneficial owner to an exemption from, or reduced rate of, tax on the payment that was subject to withholding under FATCA. You should consult your tax adviser regarding the application of FATCA.

UNDERWRITING

          The Company and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named below, intend to enter into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the aggregate principal amount of notes indicated in the following table.

Underwriters	Principal Amount of Notes
Goldman, Sachs & Co.	$
J.P. Morgan Securities LLC
Cowen and Company, LLC
RBC Capital Markets, LLC

Total		$200,000,000

          The underwriting agreement will provide that the underwriters are committed to take and pay for all of the notes being offered, if any are taken, other than the notes covered by the option described below unless and until this option is exercised. The initial public offering price is set forth on the cover page of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price set forth on the cover of this prospectus supplement. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price set forth on the cover of this prospectus supplement. If all the notes are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

          The underwriters have an option to buy up to an additional $30,000,000 in aggregate principal amount of the notes. They may exercise that option for 30 days. To the extent that the underwriters exercise this option, the underwriters will severally purchase notes in approximately the same proportion as set forth in the table above.

          The Company will agree that, during the period beginning on the date hereof and continuing until the date 90 days after the date of this prospectus supplement, and subject to limited exceptions, they will not offer, sell, contract to sell or otherwise dispose of any shares of common stock, any securities substantially similar to the notes or the common stock or any securities convertible, exchangeable or exercisable for common stock or substantially similar securities, without the prior written consent of Goldman, Sachs & Co. and J.P. Morgan Securities LLC; provided, however, that the restrictions contained in this paragraph shall not apply to (i) the offering by the Company of the notes to be sold hereunder, (ii) the issuance of any shares of common stock by the Company upon the conversion of the notes, or (iii) the entry into, or the issuance of any shares of common stock by the Company upon settlement or termination of the warrant transactions or additional warrant transactions as described below, (iv) the issuance by the Company of any shares of common stock, any securities that are substantially similar to the shares of common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of common stock or any such substantially similar securities, in each case, pursuant to any equity incentive plan of the Company specifically described in this prospectus supplement or (v) the issuance of any shares of common stock upon vesting, exercise, exchange or conversion of RSUs, options or other rights to acquire shares of common stock issued pursuant to any equity incentive plan of the Company specifically described in this prospectus supplement.

          In addition, the directors and executive officers of the Company will agree that, during the period beginning on the date hereof and continuing until the date 90 days after the date of this prospectus supplement, and subject to limited exceptions, they will not offer, sell, contract to sell or otherwise dispose of any shares of common stock, any securities substantially similar to the notes or the common stock or any securities convertible, exchangeable or exercisable for common stock or substantially similar securities, without the prior written consent of Goldman, Sachs & Co. and J.P. Morgan Securities LLC; provided, however, that the restrictions contained in this paragraph shall not apply to transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by such restrictions, (ii) to any trust for the direct or indirect benefit of such director or executive officer or the immediate family of such director or executive officer, provided that the trustee of the trust agrees to be bound in writing by such restrictions, and provided further that any such transfer shall not involve a disposition for value, (iii) pursuant to a pre-existing trading plan established pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock or (iv) to satisfy withholding tax obligations in connection with the receipt of a share award or exercise of options, in each case, granted under an equity incentive plan established by the Company; provided, however, that with respect to any transfers pursuant to clauses (i) and (ii) above, (a) as a result of any such transfer, no public reports, including but not limited to public reports pursuant to Section 16(a) of the Exchange Act are required to be or are voluntarily filed by such director or executive officer in connection with such transfer during such 90-day period and (b) such director or executive officer does not otherwise voluntarily effect any public announcement of such transfer during such 90-day period.

          In connection with the offering, the underwriters may purchase and sell notes and common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

          The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

          These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes and the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

          The notes are a new issue of securities with no established trading market. The Company has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes. The Company does not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

European Economic Area

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

          Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

          The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

          The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

          This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

          Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

          The Company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $800,000.

          The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

          The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

          In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Convertible Note Hedge and Warrant Transactions

          In connection with the pricing of the notes, the Company expects to enter into convertible note hedge transactions with one or more of the underwriters or their respective affiliates (the "hedge counterparties"). The convertible note hedge transactions are expected to reduce the potential dilution to the Company's common stock and/or offset potential cash payments in excess of the principal amount upon conversion of the notes. The Company also expects to enter into warrant transactions with the hedge counterparties. However, the warrant transactions could separately have a dilutive effect on the Company's earnings per share to the extent that the market price per share of the Company's common stock exceeds the applicable strike price of the warrants. If the underwriters exercise their option to purchase additional notes, the Company may enter into additional convertible note hedge transactions and additional warrant transactions.

          The Company intends to use approximately $              million of the net proceeds from this offering to pay the cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to us from the sale of the warrant transactions). If the underwriters exercise their option to purchase additional notes, the Company may sell additional warrants and use a portion of the proceeds from the sale of the additional notes, together with the proceeds from the sale of the additional warrants, to enter into additional convertible note hedge transactions.

          In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the hedge counterparties or their affiliates expect to enter into various derivative transactions with respect to the Company's common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company's common stock or the notes at that time.

          In addition, the hedge counterparties or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company's common stock and/or purchasing or selling the Company's common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company's common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that you will receive upon conversion of the notes.

          For a discussion of the potential impact of any market or other activity by the hedge counterparties or their affiliates in connection with these convertible note hedge and warrant transactions, see "Risk Factors — Risks Related to the Notes — The Convertible Note Hedge and Warrant Transactions May Affect the Value of the Notes and the Company's Common Stock".

 LEGAL MATTERS

          Certain legal matters with respect to the securities will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York and Philadelphia, Pennsylvania. Certain legal matters relating to this offering will be passed upon for underwriters by Davis Polk & Wardwell LLP, New York, New York and Ropes & Gray LLP, Boston, Massachusetts and New York, New York.

EXPERTS

          The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, NE, Washington, D.C. 20549. You may also obtain copies of this information by mail from the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You should call 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to you free of charge at the SEC's Internet website at http://www.sec.gov. Most of our SEC filings are also available to you free of charge at our Internet website at http://www.auxilium.com. We have included the SEC's website address and our website address as inactive textual references only. Neither the contents of the SEC's website or our website, nor any other website that may be accessed from such websites, is incorporated in or otherwise considered a part of this prospectus supplement and the accompanying prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

          The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Statements made in this prospectus supplement and the accompanying prospectus as to the contents of any contract, agreement or other documents are not necessarily complete, and, in each instance, we refer you to a copy of such document as filed with the SEC. The information incorporated by reference, although not included in or delivered with this prospectus supplement and the accompanying prospectus, is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information and be deemed to be incorporated by reference into the prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until we sell all of the securities covered by this prospectus supplement and the accompanying prospectus. Our Commission File Number for filings we make with the SEC under the Exchange Act is 000-50855.

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including those portions of our definitive Proxy Statement for our 2012 Annual Meeting of Stockholders incorporated therein by reference);

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

  •
  our Current Reports on Form 8-K, filed with the SEC on January 9, 2012 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), February 6, 2012 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), February 17, 2012, February 23, 2012 (excluding Items 2.02 and 7.01 and Exhibit 99.1 of Item 9.01), April 16, 2012 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), May 21, 2012 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), May 24, 2012 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), June 22, 2012, July 20, 2012, September 14, 2012, November 7, 2012 (excluding Items 2.02 and 7.01 and Exhibit 99.1 of Item 9.01), January 3, 2013 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), January 7, 2013 (excluding Items 2.02 and 7.01 and Exhibit 99.1 of Item 9.01) and January 23, 2013; and

  •
  the description of our common stock contained in the registration statement on Form 8-A under the Exchange Act, filed with the SEC on July 16, 2004, including any amendments or reports filed for the purpose of updating that description.

          You may request a copy of these filings, at no cost, by writing or telephoning us at:

Auxilium Pharmaceuticals, Inc.
640 Lee Road
Chesterbrook, PA 19087
Attention: Investor Relations
Telephone: (484) 321-5900

AUXILIUM PHARMACEUTICALS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

        This prospectus relates to shares of common stock, shares of preferred stock, debt securities and debt and equity warrants that we, Auxilium Pharmaceuticals, Inc., may sell from time to time in one or more offerings at prices to be determined at the time of such offerings. This prospectus will allow us to issue securities over time. We will provide a prospectus supplement each time we issue securities, which will inform you about the specific terms of that offering and may also supplement, update or amend information contained in this document.

        The securities offered by this prospectus and any prospectus supplement may be offered directly or to or through underwriters or dealers. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. You should read this prospectus and each applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the Nasdaq Global Market under the symbol "AUXL." The last reported sale price of our common stock on the Nasdaq Global Market on January 22, 2013 was $18.54 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system, or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

        Investing in our securities involves risk. See "Risk Factors" beginning on page 5 of this prospectus. You should read carefully this document and any applicable prospectus supplement before you invest.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 23, 2013.

        Auxilium, XIAFLEX, XIAPEX, Testim and the Auxilium logo are registered trademarks of Auxilium Holdings Inc. All other trademarks appearing in this prospectus are the property of their respective holders.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell:

  •
  shares of common stock,

  •
  shares of one or more series of preferred stock,

  •
  one or more series of debt securities, and

  •
  warrants to purchase shares of common stock or preferred stock, debt securities or any combination of such shares and debt securities,

separately, together or as units with other offered securities, in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplements together with the additional information described below under the heading "Where You Can Find More Information" before you decide whether to invest in the securities.

        You should rely only upon the information contained in, or incorporated into, this prospectus and the applicable prospectus supplements that contain specific information about the securities we are offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this document is accurate only as of the date on the front cover of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

        Except as otherwise provided in this prospectus, unless the context otherwise requires, references in this prospectus to "we," "us" and "our" refer to Auxilium Pharmaceuticals, Inc. and its subsidiaries. To understand our offering of these securities fully, you should read this entire document carefully, including particularly the "Risk Factors" section and the documents identified in the section entitled "Where You Can Find More Information," as well as the applicable prospectus supplements that contain specific information about the securities we are offering.

 FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus, or incorporated by reference in this prospectus, are forward-looking statements within the meaning of the federal securities laws, including statements made with respect to our strategy, progress and timing of development programs and related trials, the efficacy of our product candidates, the commercial benefits available to us as a result of our agreements with third parties, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may," "will," "should," "would," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "seem," "seek," "future," "continue," or "appear" or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Although forward-looking statements are based on our current plans or assessments that are believed to be reasonable as of the date of this prospectus, they inherently involve certain risks and uncertainties. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed herein under "Risk Factors" and the following:

  •
  the commercial success in the United States ("U.S.") of XIAFLEX® (collagenase clostridium histolyticum) for the treatment of adult Dupuytren's contracture (Dupuytren's) patients with a palpable cord;

  •
  the success of the launch in the European Union ("EU") of XIAPEX® (EU tradename for collagenase clostridium histolyticum) for Dupuytren's and Peyronie's disease;

  •
  the successful transition of the rights to XIAPEX from Pfizer Inc. ("Pfizer") upon the termination of our agreement with Pfizer, effective April 24, 2013;

  •
  the success of the development and commercialization in Australia, Brazil, Canada, Mexico and Japan of XIAFLEX;

  •
  achieving greater market acceptance of XIAFLEX by physicians and patients;

  •
  obtaining and maintaining third-party payor coverage and reimbursement for XIAFLEX, Testim® and our product candidates;

  •
  obtaining approval from the U.S. Food and Drug Administration ("FDA") for our supplemental Biologics License Application for XIAFLEX for the treatment of Peyronie's disease;

  •
  our ability to demonstrate to the satisfaction of the FDA that XIAFLEX for the treatment of Peyronie's disease is safe and effective;

  •
  the size of addressable markets for our products and product candidates;

  •
  maximizing revenues of Testim and XIAFLEX in the currently approved indications;

  •
  competing effectively with other Testosterone Replacement Therapy ("TRT") products, including potential generic competition;

  •
  growth in sales of Testim;

  •
  growth of the overall TRT market;

  •
  the amount of resources our competitors devote to consumer awareness, advertising, promotional and other activities that drive the growth of the gel segment of the TRT market;

  •
  the ability to manufacture or have manufactured XIAFLEX, Testim and other product candidates in commercial quantities at reasonable costs and compete successfully against other products and companies;

  •
  the ability to leverage our investment in our sales force, as well as our expertise in clinical development and regulatory strategy, with the addition of new products;

  •
  the availability of and ability to obtain additional funds through public or private offerings of debt or equity securities;

  •
  obtaining and maintaining all necessary patents or licenses;

  •
  purchasing ingredients and supplies necessary to manufacture XIAFLEX, Testim and our product candidates at terms acceptable to us;

  •
  the costs associated with acquiring and the ability to acquire additional product candidates or approved products;

  •
  the ability to enroll patients in clinical trials for XIAFLEX in the expected timeframes;

  •
  the ability to obtain authorization from FDA or other regulatory authority to initiate clinical trials of XIAFLEX within the expected timeframes;

  •
  the ability to deliver on our current pipeline;

  •
  the ability to build out our business and development pipeline in specialty therapeutic areas through corporate development and licensing activities;

  •
  demonstrating the safety and efficacy of product candidates at each stage of development;

  •
  results of clinical trials;

  •
  meeting applicable regulatory standards, filing for and receiving required regulatory approvals;

  •
  complying with the terms of our licenses and other agreements;

  •
  changes in industry practice;

  •
  changes in the markets for, acceptance by the medical community of, and exclusivity protection for, our products and product candidates as a result of the Patient Protection and Affordable Care Act and the associated reconciliation bill or any amendments thereto or any full or partial repeal thereof; and

  •
  one-time events.

        Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results, performance, achievements and prospects may be materially different from what we expect. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and the documents that we incorporate by reference in this prospectus. Except for our ongoing obligations to disclose material information under the federal securities laws, we are not obligated to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

 AUXILIUM PHARMACEUTICALS, INC.

        We are a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences.

        We currently market two products: Testim® testosterone gel and XIAFLEX® (collagenase clostridium histolyticum). Testim is a proprietary, topical 1% testosterone once-a-day gel indicated for the treatment of hypogonadism. Hypogonadism is defined as reduced or absent secretion of testosterone which can lead to symptoms such as low energy, loss of libido, adverse changes in body composition, irritability and poor concentration. XIAFLEX is a proprietary, injectable collagenase enzyme approved by the United States ("U.S.") Food and Drug Administration ("FDA") for the treatment of Dupuytren's contracture ("Dupuytren's") in adult patients with a palpable cord.

        Our vision is to build a rapidly growing, profitable and sustainable biopharmaceutical company. To achieve this vision we plan to:

  •
  maximize revenues of Testim and XIAFLEX in the currently approved indications;

  •
  deliver on our current product pipeline;

  •
  build out our business and development pipeline in specialty therapeutic areas through corporate development and licensing activities; and

  •
  continue our focus on financial discipline.

Corporate Information

        We were incorporated under the laws of the State of Delaware in July 1999 as Auxilium A2, Inc. We changed our name to Auxilium Pharmaceuticals, Inc. in February 2002. Our principal executive offices are located at 640 Lee Road, Chesterbrook, PA 19087. Our telephone number is (484) 321-5900. Our website address is www.auxilium.com. We have enclosed our website address as an inactive textual reference. The information on our website is not a part of this prospectus.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully the "Risk Factors" section of our latest Annual Report on Form 10-K filed with the SEC, and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein, and in the prospectus supplement that we will provide to you in connection with an offering of securities described in this prospectus, as well as the other information included in this prospectus and in any applicable prospectus supplement before making an investment decision. These risks and uncertainties are not the only ones facing the Company. There may be additional risks that we presently do not know of or that we currently believe are immaterial which could also impair our business, financial condition, operating results or prospects. Any of these risks, either alone or taken together, could materially and adversely, affect our business, financial condition, operating results or prospects. As a result, the market price of our securities could decline, and you could lose part or all of your investment.

 USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds from any sale of the securities that we may sell by this prospectus and any accompanying prospectus supplement for working capital and other corporate purposes, which may include the acquisition (including by merger, purchase, license or otherwise) of businesses, products, product rights or technologies. In addition, we may use any proceeds to pay existing contractual obligations and to repay indebtedness. Investors will be relying on the judgment of our management regarding the application of the proceeds from any sale of the securities.

 DIVIDEND POLICY

        We have never paid or declared any cash dividends on our common stock. We currently intend to retain any earnings for future growth and, therefore, do not expect to pay cash dividends in the foreseeable future. Any future declaration and payment of dividends will be subject to the discretion of our Board of Directors, will be subject to applicable law and will depend upon our results of operations, earnings, financial condition, contractual limitations, cash requirements, future prospects and any other factors deemed relevant by our Board of Directors.

 RATIO OF EARNINGS TO FIXED CHARGES
AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
DIVIDENDS

        Our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated below were as follows:

		Year Ended December 31,
	Nine Months Ended September 30, 2012
		2011	2010	2009	2008	2007
Ratio of Earnings to Fixed Charges(1)	n/a	n/a	n/a	n/a	n/a	n/a
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends(2)	n/a	n/a	n/a	n/a	n/a	n/a

(1)
Our earnings were insufficient to cover fixed charges by $4,512,000 for the nine months ended September 30, 2012 and $32,916,000, $51,231,000, $53,457,000, $46,287,000 and $40,705,000 for the years ended December 31, 2011, 2010, 2009, 2008 and 2007, respectively.

(2)
Our earnings were insufficient to cover combined fixed charges and preferred stock dividends by $4,512,000 for the nine months ended September 30, 2012 and $32,916,000, $51,231,000, $53,457,000, $46,287,000 and $40,705,000 for the years ended December 31, 2011, 2010, 2009, 2008 and 2007, respectively.

        For the purpose of these computations, earnings have been calculated as the sum of (i) pretax income from continuing operations and (ii) fixed charges. Fixed charges consist of the sum of (i) interest cost (whether expensed or capitalized), amortized premiums, discounts and capitalized expenses related to indebtedness and (ii) an estimate of the interest within rental expense (calculated based on a reasonable approximation of the interest factor). Combined fixed charges and preferred stock dividends consist of the sum of (i) fixed charges, as calculated in accordance with the immediately preceding sentence, and (ii) the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities of the Company.

 CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

        In June 2011, the Financial Accounting Standards Board amended the guidance on the presentation of comprehensive income. Specifically, the new guidance eliminated the option to report other comprehensive income within the statement of changes in equity and requires an entity to present the components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or alternatively in two, but consecutive, statements. The amendment does not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The Company adopted this new guidance as of January 1, 2012 and presented separate consolidated statements of comprehensive loss within its statements of operations contained in its Quarterly Reports on Form 10-Q for each of the first three quarters of 2012. This registration statement incorporates by reference the Company's Annual Report on Form 10-K for 2011. The Company has not retrospectively revised the annual financial statements included in such report on Form 10-K to include such separate statements of comprehensive loss. Rather, set out below is a statement of comprehensive loss for each of 2011, 2010 and 2009.

	Year Ended December 31,
	2011	2010	2009
	(In thousands)
Net loss	$(32,916)	$(51,231)	$(53,457)

Other comprehensive income (loss):
Unrealized gains (losses) on investments	(237)	314	499
Foreign currency translation adjustment	(5)	(26)	1

Total	(242)	288	500

Comprehensive loss	$(33,158)	$(50,943)	$(52,957)

 THE SECURITIES WE MAY OFFER

        We may, from time to time, offer under this prospectus:

  •
  shares of common stock,

  •
  shares of one or more series of preferred stock,

  •
  one or more series of debt securities, and

  •
  warrants to purchase shares of common stock or preferred stock, debt securities or any combination of such shares and debt securities,

separately, together or as units with other offered securities, in one or more offerings at prices to be determined at the time of such offerings.

DESCRIPTION OF THE COMMON STOCK WE MAY OFFER

        The following description of our common stock is only a summary. We encourage you to read our certificate of incorporation and bylaws, which are incorporated into the registration statement of which this prospectus forms a part. We also refer you to the section of this prospectus entitled "Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws" for a discussion of certain provisions that could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. As of the date of this prospectus, we are authorized to issue up to 120,000,000 shares of common stock, par value $.01 per share. As of September 30, 2012, there were 49,204,046 shares of our common stock issued and outstanding. An additional 135,579 shares of our common stock were held in treasury as of such date.

Liquidation Rights

        Upon voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any outstanding preferred stock.

Dividends

        Holders of common stock are entitled to receive proportionately any dividends that may from time to time be declared by our board of directors in respect of our common stock out of funds legally available for the payment thereof, subject to any preferential dividend rights of outstanding preferred stock. The dividend policy is determined at the discretion of our board of directors. To date, we have not paid any cash dividends to holders of our common stock and we do not intend to pay such dividends. We instead anticipate reinvesting our earnings. See "Dividend Policy."

Voting Rights

        Holders of common stock are entitled to one vote for share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights with respect to the election of directors.

        Our stockholders may not take any action by written consent in lieu of a meeting.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Listing

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "AUXL."

Miscellaneous

        Our common stock is not convertible into, or exchangeable for, any other class or series of our capital stock. Holders of common stock do not have preemptive or other rights to subscribe for or purchase additional securities of ours.

DESCRIPTION OF THE PREFERRED STOCK WE MAY OFFER

        The following briefly summarizes the material terms of our preferred stock, other than pricing and related terms that will be disclosed in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by us, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of our certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The certificate of designation relating to the particular series of preferred stock offered by an accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. We also refer you to the section of this prospectus entitled "Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws" for a discussion of certain provisions that could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult.

        As of the date of this prospectus, we are authorized to issue up to 5,000,000 shares of preferred stock, par value $.01 per share, of which, no shares of preferred stock are outstanding. Our board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock in one or more series. Each series of preferred stock will have the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, as our board of directors determines.

        Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

  •
  the number of shares in the series of preferred stock;

  •
  the designation for the series of preferred stock by number, letter or title that will distinguish the series from any other series of preferred stock;

  •
  the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

  •
  the voting rights of that series of preferred stock, if any;

  •
  any conversion provisions applicable to that series of preferred stock;

  •
  any redemption or sinking fund provisions applicable to that series of preferred stock;

  •
  the liquidation preference per share of that series of preferred stock; and

  •
  the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

        The transfer agent, registrar, dividend disbursing agent and redemption agent, if any, for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER

        This prospectus describes the general terms and provisions of the debt securities we may offer and sell by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We may offer debt securities in the form of either senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities." Unless otherwise specified in a prospectus supplement, the senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt.

        The debt securities will be issued under an indenture between us and Wells Fargo Bank, National Association, as trustee (the "Trustee"), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. We encourage you to read the indenture, because the indenture, and not this summary, will govern your rights as a holder of debt securities. Capitalized terms used in this summary will have the meanings specified in the indenture. References to "we," "us" and "our" in this section, unless the context otherwise requires or as otherwise expressly stated, refer to Auxilium Pharmaceuticals, Inc., excluding its subsidiaries.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

        We may issue an unlimited amount of debt securities under the indenture, and the debt securities may be in one or more series with the same or various maturities, at par, at a premium or at a discount. Except as set forth in any prospectus supplement, we will also have the right to "reopen" a previous series of debt securities by issuing additional debt securities of such series without the consent of the holders of debt securities of the series being reopened or any other series. Any additional debt securities of the series being reopened will have the same ranking, interest rate, maturity and other terms as the previously issued debt securities of that series. These additional debt securities, together with the previously issued debt securities of that series, will constitute a single series of debt securities under the terms of the applicable indenture.

        We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and other terms of the debt securities, which will include some or all of the following:

  •
  the form (including whether the debt securities will be issued in global or certificated form) and title of the debt securities;

  •
  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which we will pay the principal on the debt securities;

  •
  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest;

  •
  the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

  •
  the place or places where principal of, and premium and interest on, the debt securities will be payable;

  •
  the terms and conditions upon which we may redeem the debt securities;

  •
  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

  •
  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

  •
  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

  •
  the currency of denomination of the debt securities;

  •
  any provisions relating to any security provided for the debt securities;

  •
  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

  •
  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

  •
  any conversion provisions, including the security into which the debt securities are convertible, the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holder or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed;

  •
  whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof;

  •
  any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

  •
  any other terms of the debt securities, which may modify, delete, supplement or add to any provision of the indenture as it applies to that series.

        We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depositary Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement.

        You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the Trustee of the certificate to the new holder or the issuance by us or the Trustee of a new certificate to the new holder.

No Protection in the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

  •
  we are the surviving corporation or the successor person (if other than us) is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

  •
  certain other conditions are met, including any additional conditions described in the applicable prospectus supplement.

Events of Default

        Unless we state otherwise in the applicable prospectus supplement, event of default means, with respect to any series of debt securities, any of the following:

  •
  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the Trustee or with a paying agent prior to the expiration of the 30-day period);

  •
  default in the payment of principal of or premium on any debt security of that series when due and payable;

  •
  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the Trustee or we and the Trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

  •
  certain events of bankruptcy, insolvency or reorganization of our company; and

  •
  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

        No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the Trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the Trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

        The indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the Trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder has previously given to the Trustee written notice of a continuing event of default with respect to debt securities of that series; and

  •
  the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the Trustee to institute the proceeding as trustee, and the Trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

        If any securities are outstanding under the indenture, the indenture requires us, within 120 days after the end of our fiscal year, to furnish to the Trustee a statement as to compliance with the indenture. The indenture provides that the Trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

  •
  reduce the amount of debt securities whose holders must consent to an amendment or waiver;

  •
  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

  •
  reduce the principal of, or premium on, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

  •
  reduce the principal amount of discount securities payable upon acceleration of maturity;

  •
  waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

  •
  make the principal of, or premium or interest on, any debt security payable in currency other than that stated in the debt security;

  •
  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

  •
  waive a redemption payment with respect to any debt security.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharging Our Obligations

        We may choose to either discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time after we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen, destroyed or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates.

        We may discharge our obligations under the indenture or release ourselves from covenant restrictions only if, in addition to making the deposit with the Trustee, we meet some specific requirements. Among other things:

  •
  we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law;

  •
  we may not have a default on the debt securities discharged on the date of deposit;

  •
  the discharge may not violate any of our agreements; and

  •
  the discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York.

 DESCRIPTION OF THE WARRANTS WE MAY OFFER

        This section describes the general terms and provisions of the warrants we may offer and sell by this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement as well as any general terms described in this section that will not apply to those warrants.

        We may issue warrants for the purchase of shares of our common stock or preferred stock, debt securities or any combination of such shares and debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agreement will be filed as an amendment to the registration statement of which this prospectus forms a part or filed in a current report on Form 8-K and incorporated by reference in the registration statement of which this prospectus form a part. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

        The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable:

  •
  the aggregate number of the securities covered by the warrant;

  •
  the designation, amount and terms of the securities purchasable upon exercise of the warrant;

  •
  the exercise price for our debt securities, the amount of debt securities upon exercise you will receive, and a description of that series of debt securities;

  •
  the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

  •
  the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise;

  •
  the expiration date for exercising the warrant;

  •
  the minimum or maximum amount of warrants that may be exercised at any time;

  •
  a discussion of U.S. federal income tax consequences; and

  •
  any other material terms of the securities warrants.

        After the warrants expire they will become void. The prospectus supplement will describe how to exercise warrants. The prospectus supplement may provide for the adjustment of the exercise price of the securities warrants.

        Until a holder exercises warrants to purchase our common stock, preferred stock or debt securities, that holder will not have any rights as a holder of our common stock, preferred stock or debt securities by virtue of ownership of warrants.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW, OUR CERTIFICATE OF
INCORPORATION AND OUR BYLAWS

        The following paragraphs summarize certain provisions of the Delaware General Corporation Law, or DGCL, our certificate of incorporation and our bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and to our certificate of incorporation and bylaws.

General

        Certain provisions of our certificate of incorporation and bylaws and Delaware law could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult, including:

  •
  an acquisition of us by means of a tender or exchange offer;

  •
  an acquisition of us by means of a proxy contest or otherwise; or

  •
  the removal of a majority or all of our incumbent officers and directors.

These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal.

Delaware Anti-Takeover Law

        We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a business combination with any interested stockholder for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A business combination includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets. In general, an interested stockholder is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Removal of Directors and Vacancies

        Our certificate of incorporation and our bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of three-fourth of our shares of capital stock present in person or by proxy and entitled to vote. Under our certificate of incorporation and bylaws, any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office. In addition, our bylaws contain a provision whereby, at any annual meeting of our stockholders at which the number of nominees for election to our Board of Directors does not exceed the number of directors to be elected, any director who receives a greater number of votes "withheld" from and "against" his or her election than votes "for" such election must tender his or her resignation. The nominating and corporate governance committee of our Board of Directors (or an alternative committee described in our bylaws) must consider such resignation offer and recommend to our Board of Directors whether to accept such resignation offer. If our Board of Directors, in its discretion, determines that the resignation offer of such director should be accepted, then such director will be removed from the

Board. If our Board of Directors determines, in its discretion, that the resignation of such director should not be accepted, then such director will continue in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of our company.

No Cumulative Voting

        Our certificate of incorporation and bylaws do not provide for cumulative voting.

Stockholder Meetings

        Our certificate of incorporation and our bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chairman of the board, our chief executive officer or our Board of Directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our Board of Directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Undesignated Preferred Stock

        The authorization in our certificate of incorporation of undesignated preferred stock makes it possible for our Board of Directors, without obtaining further stockholder approval, to issue preferred stock with voting rights or other rights or preferences that could impede the success of any attempt to take control of us.

Supermajority Voting for Certain Amendments to Our Certificate of Incorporation and Bylaws

        The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our certificate of incorporation and bylaws provide that the affirmative vote of the holders of at least three-fourths of the votes which all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation or bylaws described above under the headings "Removal of Directors and Vacancies" and "Stockholder Meetings".

 PLAN OF DISTRIBUTION

        We may sell the securities that we may offer by this prospectus:

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  directly to one or more purchasers;

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  through agents;

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  to and through one or more underwriters;

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  to and through one or more dealers;

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  or through a combination of any such method of sale.

        The distribution of securities pursuant to any applicable prospectus supplement may be effected from time to time in one or more transactions either:

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  at a fixed price or prices which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices;

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  or at negotiated prices.

        Each time we sell the securities described in this prospectus, the particular terms of the offering of the securities, including the following: the names of any underwriters, the purchase price and the proceeds we will receive from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price, any discounts or concessions allowed or reallowed or paid to dealers, the method of distribution of the securities, any securities exchanges on which the securities of the series may be listed, and any other information we think is important, will be included in a prospectus supplement.

        We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"). We will name the agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        If an underwriter is, or underwriters are, utilized in the sale of securities, we will execute an underwriting agreement with such underwriters at the time of such sale to them. The securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, either at a fixed offering price, or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

        If a dealer is utilized in the sale of securities, we will sell the securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. Any initial offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Underwriters, dealers and agents may be entitled, under agreements that may be entered into with us, to indemnification by us against civil liabilities arising out of this prospectus, including liabilities under the Securities Act, or to contribution for payments which the agents or underwriters may be required to make relating to those liabilities. Any agents and underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the securities from us pursuant to contracts providing for payment and delivery on a future date or dates set forth in the applicable prospectus supplement. Institutions with which such contracts may be made may include, but are not limited to, commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will not be subject to any conditions except that the purchase of any securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and if any of the securities being offered are also sold to underwriters, we shall have sold to such underwriters the securities not for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility with respect to the validity or performance of such contracts. The prospectus supplement relating to such contracts will set forth the price to be paid for the securities pursuant to such contracts, the commissions payable for solicitation of such contracts and the date or dates in the future for delivery of offered shares pursuant to such contracts.

        To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we have sold to them. In such circumstances, such persons would cover the over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to such persons. In addition, such persons may stabilize or maintain the price of our securities by bidding for or purchasing any of our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if shares that they sold are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the shares at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

        Any series of securities may be a new issue of securities with no established trading market. Any underwriter may make a market in the securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

 VALIDITY OF SECURITIES

        The validity of any securities offered by us in the applicable prospectus supplement will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania and New York, New York. The validity of any securities offered in the applicable prospectus supplement will be passed upon for any underwriters or agents by counsel to be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room at 100 F Street, NE, Washington, D.C. 20549. You may also obtain copies of this information by mail from the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You should call 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to you free of charge at the SEC's Internet website at http://www.sec.gov. Most of our SEC filings are also available to you free of charge at our Internet website at http://www.auxilium.com. We have included the SEC's website address and our website address as inactive textual references only. Neither the contents of the SEC's website or our website, nor any other website that may be accessed from such websites, is incorporated in or otherwise considered a part of this prospectus.

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Statements made in this prospectus as to the contents of any contract, agreement or other documents are not necessarily complete, and, in each instance, we refer you to a copy of such document as filed with the SEC. The information incorporated by reference, although not included in or delivered with this prospectus, is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information and be deemed to be incorporated by reference into the prospectus. We incorporate by reference the documents listed below and any future filings (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until we sell all of the securities covered by this prospectus. Our Commission File Number for filings we make with the SEC under the Exchange Act is 000-50855.

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including those portions of our definitive Proxy Statement for our 2012 Annual Meeting of Stockholders incorporated therein by reference);

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

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  our Current Reports on Form 8-K, filed with the SEC on January 9, 2012 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), February 6, 2012 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), February 17, 2012, February 23, 2012 (excluding Items 2.02 and 7.01 and Exhibit 99.1 of Item 9.01), April 16, 2012 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), May 21, 2012 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), May 24, 2012 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), June 22, 2012, July 20, 2012, September 14, 2012, November 7, 2012 (excluding Items 2.02 and 7.01 and Exhibit 99.1 of Item 9.01), January 3, 2013 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), January 7, 2013 (excluding Items 2.02 and 7.01 and Exhibit 99.1 of Item 9.01) and January 23, 2013; and

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  the description of our common stock contained in the registration statement on Form 8-A under the Exchange Act, filed with the SEC on July 16, 2004, including any amendments or reports filed for the purpose of updating that description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at:

Auxilium Pharmaceuticals, Inc.
640 Lee Road
Chesterbrook, PA 19087
Attention: Investor Relations
Telephone: (484) 321-5900

AUXILIUM PHARMACEUTICALS, INC.

$200,000,000             % Convertible Senior Notes due 2018

Joint Book-Running Managers
Goldman, Sachs & Co.	J.P. Morgan
Co-Managers
Cowen and Company	RBC Capital Markets